Exhibit (h)(7) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

TRANSFER AGENCY AND SERVICE AGREEMENT

BETWEEN

EACH OF THE FEDERATED FUNDS LISTED ON EXHIBIT A HERETO

AND

STATE STREET BANK AND TRUST COMPANY

TABLE OF CONTENTS

Page

1.	Definitions	1

2.	Terms of Appointment and Duties	3

3.	Fees and Expenses	11

4.	Representations and Warranties of the Transfer Agent	12

5.	Representations and Warranties of the Fund	12

6.	Wire Transfer Operating Guidelines/Article 4A	13

7.	Data Access and Proprietary Information	14

8.	Indemnification	16

9.	Standard of Care/Limitation of Liability	17

10.	Fund Confidential Information	18

11.	Covenants of the Fund and the Transfer Agent	19

12.	Termination of Agreement	20

13.	Assignment and Third Party Beneficiaries	22

14.	Subcontractors	22

15.	Miscellaneous	23

16.	Additional Fund	24

17.	Limitation of Liabilities of Trustees and Shareholders of the Fund	24

EXHIBIT A	Federated Funds
EXHIBIT B	Uncertificated Securities Account Control Agreement
SCHEDULE A	Federated Funds
SCHEDULE 2.1	Service Level Standards
SCHEDULE 2.2(f)	AML Delegation
SCHEDULE 2.2(g)	Checkwriting Services Support
SCHEDULE 2.2(h)	Debit Card Services/ACH Transactions Support
SCHEDULE 2.4	Functional Matrix
SCHEDULE 3.1	Fees
SCHEDULE 3.2	Out-Of-Pocket Expenses

Amd. dated 11/3/08 – Schedule 2.2(i)

Amd. dated 11/3/08 – additional WHEREAS clause added

TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the 1st day of July, 2004 (the “Agreement”), by and between each entity that has executed this agreement, as listed on the signature pages hereto, each company having its principal place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237, collectively, (the “Fund”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, MA 02110 (the “Transfer Agent”). This Agreement shall be considered a separate agreement between the Transfer Agent and each Fund and references to “the Fund” shall refer to each Fund separately. No Fund shall be liable for the obligations of, nor entitled to the benefits of, any other Fund under this agreement.

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Fund offers shares in various series, such series shall be named in the attached Schedule A which may be amended by the parties from time to time (each such series and all classes thereof, together with all other series and all classes thereof subsequently established by the Fund and made subject to this Agreement in accordance with Section 16, being herein referred to as a “Portfolio”, and collectively as the “Portfolios”); and

WHEREAS, the Fund, on behalf of the Portfolios, desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Definitions

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Agreement” shall have the meaning ascribed thereto in the preamble to this Agreement.

“AML” shall have the meaning ascribed thereto in Section 2.2(f) hereof.

“AML Program” shall have the meaning ascribed thereto in Section 2.2(f) hereof.

“Annual Report” shall have the meaning ascribed thereto in Section 2.5 hereof.

“Applicable Law” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Bank” shall mean State Street Bank and Trust Company, acting in its capacity as a bank only for purposes of Section 6.8 hereof.

“Board” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Boston Financial” shall have the meaning ascribed thereto in Section 14.1 hereof.

“Chief Compliance Officer” shall have the meaning ascribed thereto in Section 2.5 hereof.

“Custodian” shall have the meaning ascribed thereto in Section 2.1(A)(1) hereof.

“Data Access Services” shall have the meaning ascribed thereto in Section 7.1 hereof.

“Deconversion” shall have the meaning ascribed thereto in Section 12.2 hereof.

“Delegated Duties” shall have the meaning ascribed thereto in Schedule 2.2(f) hereto.

“Disclosure Documents” shall have the meaning ascribed thereto in Section 2.1(E)(4) hereof.

“Distribution Payment Date” shall have the meaning ascribed thereto in Section 2.1(C)(1) hereof.

“Fee Schedule” shall have the meaning ascribed thereto in Section 3.1 hereof.

“Functional Matrix” shall have the meaning ascribed thereto in Section 2.4 hereof.

“Fund” and “Funds” shall have the meanings ascribed thereto in the preamble to this Agreement.

“Fund Confidential Information” shall have the meaning ascribed thereto in Section 10.1 hereof.

“Fund/SERV” shall have the meaning ascribed thereto in Section 2.2(c) hereof.

“Good Purchase Orders” shall have the meaning ascribed thereto in Section 2.1(A)(1) hereof.

“Good Redemption Orders” shall have the meaning ascribed thereto in Section 2.1(B)(1) hereof.

“Good Transfer/Exchange Orders” shall have the meaning ascribed thereto in Section 2.1(B)(3) hereof.

“Initial Term” shall have the meaning ascribed thereto in Section 12.1 hereof.

“IRAs” shall have the meaning ascribed thereto in Section 2.3 hereof.

“NAV” shall mean the net asset value per share of a Fund.

“Networking” shall have the meaning ascribed thereto in Section 2.2(c) hereof.

“Next Calculated NAV” shall mean the NAV next calculated by each Fund’s fund accountant after receipt by Transfer Agent (or any agent of the Transfer Agent or Funds identified in the registration statement of such Fund or in Proper Instructions (each, a “22c-1 Agent”)) of a (i) Good Purchase Order or (ii) Good Redemption Order, as applicable.

“NSCC” shall have the meaning ascribed thereto in Section 2.2(c) hereof.

“OFAC” shall have the meaning ascribed thereto in Schedule 2.2(f) hereto.

“Oral Instruction” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Policies” shall have meaning ascribed thereto in Section 2.5 hereof.

“Portfolio” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Prior Transfer Agent” shall have the meaning ascribed thereto in Section 2.4 hereof.

“Processing Guidelines” shall have the meaning ascribed thereto in Section 2.1(A)(1) hereof

“Proper Instructions” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Prospectus” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Recordkeeping Agreement” shall have the meaning ascribed thereto in Section 2.1(F)(4) hereof.

“Renewal Term” shall have the meaning ascribed thereto in Section 12.1 hereof.

“Retirement Accounts” shall have the meaning ascribed thereto in Section 2.3 hereof.

Amd. dated 8/30/06 – adds “Routine Records Requests”

“SAR” shall have the meaning ascribed thereto in Schedule 2.2(f) hereto.

“Security Procedure” shall have the meaning ascribed thereto in Section 6.1 hereof.

“Service Level Standards” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Shares” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Shareholders” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Super Sheet” shall have the meaning ascribed thereto in Section 2.2(b) hereof.

“TA 2000 System” shall have the meaning ascribed thereto in Section 2.2(c) hereof.

“Term” shall have the meaning ascribed thereto in Section 12.1 hereof.

“TIN” shall have the meaning ascribed thereto in Schedule 2.2(f) hereto.

“Transfer Agent” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Transfer Agent Proprietary Information” shall have the meaning ascribed thereto in Section 7.1 hereof.

“USA PATRIOT Act” shall have the meaning ascribed thereto in Schedule 2.2(f) hereto.

2. Terms of Appointment and Duties

2.1	Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of its respective Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, its transfer agent for the Fund’s authorized and issued shares of its common stock or beneficial interest, as applicable (“Shares”), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each of the respective Portfolios of the Fund (“Shareholders”) and set out in the currently effective prospectus and statement of additional information of the Fund on behalf of the Portfolio, as the same may be modified or amended from time to time and provided by the Fund to the Transfer Agent (“Prospectus”), including without limitation any periodic investment plan or periodic withdrawal program and in connection therewith, to perform the following services in accordance with (i) Proper Instructions, (ii) federal and state laws, rules and regulations applicable to the performance of the services enumerated in Sections 2.1 through 2.6 and Sections 6.1 through 6.9 hereof (together with any incorporated Schedules and/or Exhibits) and/or to which Transfer Agent is subject (“Applicable Law”), (iii) the terms of the Prospectus of each Fund or Portfolio, as applicable, and (iv) the service level standards set forth in Schedule 2.1 attached hereto (the “Service Level Standards”). When used in this Agreement, the term “Proper Instructions” shall mean a writing signed or initialed by one or more persons as shall have been authorized from time to time by the board of directors/trustees of each Fund (the “Board”) and with respect to which a written confirmation of such authorization shall have been filed with the Transfer Agent by the Fund. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions (“Oral Instructions”) will be deemed to be Proper Instructions if (a) they otherwise comply with the definition thereof and (b) the Transfer Agent reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall promptly confirm all Oral Instructions or cause such Oral Instructions given by a third party who is authorized to give such Oral Instructions, to be promptly confirmed in writing. Proper Instructions may include communications effected through electro-mechanical or electronic devices. Proper Instructions, oral or written, may only be amended or changed in writing, including without limitation through electro-mechanical or electronic device.

A. Purchases

(1) The Transfer Agent shall receive orders and payment for the purchase of Shares and, with respect to orders and payment which are in good order (“Good Purchase Orders”) according to the then current processing guidelines of the Transfer Agent, as the same may be changed from time to time upon provision of a revised version thereof to the administrator of the Fund (the “Processing Guidelines”), promptly deliver the payments received therefor to the custodian of the relevant Fund (the “Custodian”), for credit to the account of such Fund. The Transfer Agent shall notify each Custodian, on a daily basis, of the total amount of Good Purchase Orders received. Orders which are not Good Purchase Orders will be promptly rejected by the Transfer Agent, absent Proper Instructions to the contrary, and the Shareholder or would-be Shareholder, as applicable, will be promptly notified of such action.

(2) Subject to the deduction of any front-end sales charge, where applicable, as the Transfer Agent is instructed in accordance with the provisions of subsection 2.1(A)(3) hereof, but based upon the Next Calculated NAV, the Transfer Agent shall compute and issue the appropriate number of Shares of each Fund and/or Class and credit such Shares to the appropriate Shareholder accounts.

(3) The Transfer Agent shall deduct, and remit to the appropriate party according to Proper Instructions, all applicable sales charges according to (i) the Prospectus of the Fund, (ii) the relevant information contained in any Good Purchase Orders, and (iii) Proper Instructions, as applicable.

B.	Redemptions, Transfers and Exchanges

(1) The Transfer Agent shall receive redemption requests and, with respect to requests which are in good order according to the Processing Guidelines (“Good Redemption Orders”), promptly deliver the appropriate instructions therefor to the Custodian. The Transfer Agent shall notify each Custodian, on a daily basis, of the total amount of Good Redemption Orders received and/or estimated, as the case may be. Redemption orders which are not in good order, will be promptly rejected by the Transfer Agent, absent Proper Instructions to the contrary, and the Shareholder will be promptly notified of such action.

(2) Upon receipt of redemption proceeds from the Custodian with respect to any Good Redemption Order, in an amount equal to the product of the number of Shares to be redeemed times the Next Calculated NAV, the Transfer Agent shall pay or cause to be paid such redemption proceeds in the manner instructed by the redeeming Shareholders.

(3) The Transfer Agent shall effect transfers and/or exchanges of Shares from time to time as instructed by the registered owners thereof, to the extent that such transfer and/or exchange instructions are in good order according to the Processing Guidelines (“Good Transfer/Exchange Orders”). All exchanges shall be processed as a redemption from the Fund in which the Shareholder is currently invested and a purchase of Shares in the Fund into which the Shareholder wishes to exchange. All instructions for transfer and/or exchange of Shares which are not Good Transfer/Exchange Orders shall be promptly rejected by the Transfer Agent, absent Proper Instructions to the contrary, and the Shareholder will be promptly notified of such action.

(4) The Transfer Agent shall deduct from all redemption proceeds, and remit to the appropriate party according to Proper Instructions, any applicable redemption fees, contingent deferred sales charges, and other appropriate fees according to (i) the Prospectus of the Fund, (ii) the relevant information contained in any Good Redemption Orders, and (iii) Proper Instructions, as applicable.

C.	Distributions

(1) Upon receipt by the Transfer Agent of Proper Instructions as to any distributions declared in respect of Shares, the Transfer Agent shall act as Dividend Disbursing Agent for the Funds and shall either credit the amount of any such distribution to Shareholders of record on the record date for such distribution, or pay such distribution in cash to such Shareholders on the payable date, pursuant to instructions from such Shareholders and in accordance with the provisions of the Fund’s governing document and its Prospectus. Such credits or payments, as the case may be, shall be made by the Transfer Agent on the date established for same in the Proper Instructions (the “Distribution Payment Date”). As the Dividend Disbursing Agent, the Transfer Agent shall, on or before the Distribution Payment Date, notify the Custodian of the estimated amount required to pay any portion of said distribution which is payable in cash and instruct the Custodian to make sufficient funds available to pay such amounts. The Transfer Agent shall reconcile instructions given to the Custodian against amounts received from the Custodian, on a daily basis. If a Shareholder has not elected to receive any such distribution in cash, the Transfer Agent shall credit the Shareholder’s account with a number of Shares equal to the product of the aggregate dollar amount of such distribution divided by the Next Calculated NAV for Shares, determined as of the date set forth in the Proper Instructions; and

(2) The Transfer Agent shall maintain records of account for each Fund and Portfolio, and the classes thereof, and advise each Fund, each Portfolio, and the classes thereof, and their respective Shareholders as to the foregoing.

D.	Recordkeeping

(1) The Transfer Agent shall record the issuance of Shares of each Fund, and/or Class, and maintain a record of the total number of Shares of the Fund and/or Class which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Transfer Agent shall also provide the Fund on a regular basis or upon reasonable request with the total number of Shares which are authorized and issued and outstanding, but shall have no obligation when recording the issuance of Shares, except as otherwise set forth herein, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Funds.

(2) The Transfer Agent shall establish and maintain records relating to the services to be performed hereunder in the form and manner as agreed to by the Funds including but not limited to, for each Shareholder’s account, the following:

(a) Relevant, required account ownership, including name, address, date of birth and social security/tax identification number (and whether such number has been certified);

(b) Number of Shares owned of record;

(c) Historical information regarding the account, including dividends paid and time, date and price for all transactions;

(d) Any stop or restraining order placed against the account;

(e) Information with respect to withholding in the case of a foreign account or an account for which backup or other withholding is required by the Internal Revenue Code;

(f) Any dividend reinvestment instructions, systematic investment or withdrawal plan applications and instructions, cash dividend payment address and any and all correspondence relating to the current registration or other effective instructions with respect to such account;

(g) Any information required in order for the Transfer Agent to perform the calculations contemplated or required by this Agreement; and

(h)	Any such other records as are required to be maintained under Applicable Law with respect to the services to be provided by the Transfer Agent hereunder.

(3) The Transfer Agent shall preserve any such records that are required to be maintained for the periods for which they are required by Applicable Law to be maintained. The Transfer Agent acknowledges that any and all such records are the property of the Fund, and the Transfer Agent shall forthwith upon Proper Instructions, turn over to the Fund or to the person designated in the Proper Instructions, and cease to retain in the Transfer Agent’s files, records and documents created and maintained by the Transfer Agent pursuant to this Agreement, which are no longer needed by the Transfer Agent in performance of its services or for its protection. If not so required to be turned over, such records and documents will be retained by the Transfer Agent for six years from the year of creation, during the first two of which such documents will be in readily accessible form and in a readily accessible location. At the end of the six-year period, such records and documents will either be turned over to the Fund or, absent contrary Proper Instructions, destroyed in accordance with the then current record-retention policy of the Transfer Agent.

E.	Confirmations and Reports

(1) The Transfer Agent shall furnish the following information to the Fund, or other party at the direction of the Fund pursuant to Proper Instructions, upon request:

(a)	A copy of the transaction register;

(b)	Dividend and reinvestment blotters;

(c)	Shareholder lists and statistical information;

(d)	Information as to payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction- or sales-related payments;

(e)	The total number of Shares issued and outstanding in each state for “blue sky” purposes as determined according to Proper Instructions delivered from time to time by the Fund to the Transfer Agent; and

(f)	Such other information as may be agreed upon from time to time.

(2) The Transfer Agent shall prepare and timely file with the United States Internal Revenue Service, and appropriate state agencies, all required information reports as to dividends and distributions paid to Shareholders. The Transfer Agent shall prepare and timely mail to Shareholders, to the extent required, all information and/or notices with respect to dividends and distributions paid to such Shareholder, the sale price of any Shares sold and such other information as shall be necessary for the Shareholders to determine the amount of any taxable gain or loss in respect of the sale of Shares.

(3) The Transfer Agent shall prepare and mail confirmation statements and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts.

(4) The Transfer Agent shall provide to all Shareholders, such prospectuses, semi-annual reports, annual reports, proxy statements and, only as requested, statements of additional information (“Disclosure Documents”) as are provided to Transfer Agent by the Funds, at the times and in the form directed by the Funds from time to time. The Funds shall provide the Transfer Agent with such quantities of the Disclosure Documents as the Transfer Agent shall reasonably request for purposes of permitting the Transfer Agent to fulfill this obligation.

F.	Other Rights and Duties

(1) To the extent required under the Functional Matrix, the Transfer Agent shall answer correspondence from Shareholders relating to their Share accounts and such other correspondence as may from time to time be addressed to the Transfer Agent or forwarded to the Transfer Agent for response by the administrator or other service provider for the Fund.

(2) The Transfer Agent shall engage a subcontractor to (a) prepare Shareholder meeting lists, mail proxy cards and other material supplied to it by the Fund in connection with shareholder meetings of each Fund; and (b) receive, examine and tabulate returned proxies, and certify the vote of the Shareholders.

(3) The Transfer Agent shall establish and maintain facilities and procedures for (a) the safekeeping of check forms and facsimile signature imprinting devices, if any; and (b) the preparation or use, and for keeping account of, such certificates, forms and devices.

Amd. dated 8/30/06 – new Section 4

(4) The Transfer Agent shall: (a) operationally support transactions with the registered owners of omnibus accounts with whom the Funds have an agreement for the provision of services necessary for the recordkeeping or sub-accounting of share positions held in underlying sub-accounts (each, a “Recordkeeping Agreement”), by agreeing to perform, pursuant to Proper Instructions, those obligations of the Funds under such Recordkeeping Agreements as are set forth in the written agreement between the Fund and the Recordkeeping Agent and (b) enter into account control agreements, for, on behalf of, and in the name of, the Funds for the purpose of perfecting the security interest of a lender in Shares pledged as collateral by a Shareholder under and pursuant to an Uncertificated Securities Account Control Agreement in the form attached hereto as Exhibit B, and to perform the obligations of the Issuer (as defined therein) thereunder in accordance with the terms thereof. It is expressly acknowledged and agreed, however, that to the extent that any Recordkeeping Agreement contains terms or conditions that are not contained in, or are materially different from, the terms and conditions set forth in the form of Recordkeeeping Agreement reviewed by the Transfer Agent as of the date hereof, the Funds shall afford Transfer Agent a reasonable opportunity, not to exceed one week, within which to review such modified Recordkeeping Agreement and indicate any required changes.

(5) The Transfer Agent shall identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Fund.

2.2	Additional Services. In addition to, and neither in lieu nor in contravention of, the services set forth in Section 2.1, the Transfer Agent shall perform the following services:

(a) Other Customary Services. Perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any periodic investment plan or periodic withdrawal program);

(b) Control Book (also known as “Super Sheet”). Maintain a daily record and produce a daily report for the Fund of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Fund for each business day to the Fund no later than 9:00 AM Eastern Time, or such earlier time as the Fund may reasonably require, on the next business day;

(c) National Securities Clearing Corporation (the “NSCC”). In accordance with the rules and procedures of the NSCC in effect from time to time during the Term, (i) accept and effectuate (A) the registration and maintenance of accounts through the NSCC’s services known as networking (“Networking”) and (B) the purchase, redemption, transfer and exchange of shares in such accounts through the NSCC’s services known as Fund/SERV (“Fund/SERV”), (ii) accept and process instructions transmitted to, and received by, the Transfer Agent by transmission from the NSCC on behalf of broker dealers and banks which have been established by, or in accordance with Proper Instructions, and instructions of persons designated on the appropriate dealer file maintained by the Transfer Agent as authorized by the Fund to give such instructions, (iii) issue instructions to Fund’s banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iv) provide account and transaction information from the affected Fund’s records on DST Systems, Inc. computer system TA2000 (“TA2000 System”) in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and (v) maintain Shareholder accounts on TA2000 System through Networking;

(d) New Procedures. New procedures as to who shall provide certain of these services in Section 2 may be established through an amendment to this Agreement from time to time, such that the Transfer Agent may at times perform some of these services and the Fund or its agent may perform other of these services;

(e) Telephone Support Services. To the extent contemplated in the Functional Matrix, provide telephone support services and, to the extent agreed upon by the Transfer Agent and the Fund, provide additional telephone support services under this Agreement; and

(f) Anti-Money Laundering (“AML”) Delegation. Perform certain of the Fund’s obligations under the USA PATRIOT Act, including the obligation to perform all duties under the Fund’s duly-adopted Anti-Money Laundering Program (the “AML Program”), on the terms stated in Schedule 2.2(f) attached hereto, as the same may be amended from time to time by mutual written agreement of the parties.

(g) Checkwriting Services Support. Perform the services set forth on Schedule 2.2(g) hereto, as the same may be amended by mutual agreement of the parties hereto from time to time, in connection with the checkwriting privileges, if any, extended by the Fund.

(h) Debit Card Services Support. Perform the services set forth on Schedule 2.2(h) hereto, as the same may be amended by mutual agreement of the parties hereto from time to time, in connection with the debit card privileges, if any, extended by the Fund:

Amd. dated 11/3/08 – section 2.2(i) added

2.3	Retirement Accounts. With respect to certain retirement plans or accounts (such as individual retirement accounts (“IRAs”), SIMPLE IRAs, SEP IRAs, Roth IRAs, Education IRAs, and 403(b) Plans (such accounts, “Retirement Accounts”), the Transfer Agent, at the request and expense of the Fund, shall arrange for the provision of appropriate prototype plans as well as provide or arrange for the provision of various services to such plans and/or accounts, which services may include custodial services to be provided by State Street Bank and Trust Company, in its capacity as a bank, account set-up maintenance, and disbursements as well as such other services as the parties hereto shall mutually agree upon.

2.4	Specific Duties and Allocation Thereof. The Transfer Agent and Federated Services Company, the prior transfer agent for the Fund (the “Prior Transfer Agent”) have reviewed the functions performed for the Fund by the Prior Transfer Agent and have set forth on Schedule 2.4 (as amended from time to time, the “Functional Matrix”) all of such functions which after the date hereof the Transfer Agent shall perform for the Fund for the fees set forth on Schedule 3.1. Whether or not specifically enumerated herein, the Transfer Agent shall, for the fees set forth in the Fee Schedule, perform all of the functions specified in the Functional Matrix. In the event of any conflict between the description of said function contained in this Section 2 and the Functional Matrix, the Functional Matrix shall control.

2.5	Periodic Review of Compliance Policies and Procedures. During the Term, Transfer Agent shall periodically assess its compliance policies and procedures (the “Policies”). Transfer Agent shall provide, (i) no less frequently than annually, a copy of its Policies to the chief compliance officer of the Fund (the “Chief Compliance Officer”), and/or any individual designated by the Fund or such Chief Compliance Officer, including but not limited to members of the internal compliance and audit departments of Federated Investors, Inc., (ii) at such reasonable times as he or she shall request, access by such Chief Compliance Officer to such individuals as may be necessary for the Chief Compliance Officer to conduct an annual review of the operation of such Policies for purposes of making his or her annual report to the Board of the Fund (the “Annual Report”), (iii) promptly upon enactment, notification of, and a copy of, any material change in such Policies, and (iv) promptly upon request, such other information as may be reasonably requested by such Chief Compliance Officer for purposes of making such Annual Report.

2.6	Cooperation with Respect to Examinations and Audits. Transfer Agent shall provide assistance to and cooperate with the Fund with respect to any federal or state government-directed examinations and with the Fund’s internal or external auditors in connection with any Fund-directed audits. For purposes of such examinations and audits, at the request of the Fund, the Transfer Agent will use all reasonable efforts to make available, during normal business hours of the Transfer Agent’s facilities, all records and Policies solely as they directly pertain to the Transfer Agent’s activities under or pursuant to this Agreement. Such audits and examinations shall be conducted at the Fund’s expense and in a manner that will not interfere with the Transfer Agent’s normal and customary conduct of its business activities. To the extent practicable, the Fund shall make every effort to (i) coordinate Fund-directed audits so as to minimize the inconvenience to the Transfer Agent and (ii) conduct Fund-directed audits of the Transfer Agent simultaneously. With respect to Fund-directed audits, the Transfer Agent shall provide such assistance in accordance with reasonable procedures and at reasonable frequencies, and the Fund shall provide reasonable advance notice of not less than forty-eight (48) hours to the Transfer Agent of such audits, and to the extent possible, of such examinations. The Transfer Agent may require any persons seeking access to its facilities to provide reasonable evidence of their authority. With respect to Fund-directed audits, the Transfer Agent may require such persons to execute a confidentiality agreement before granting access. On an annual basis, the Transfer Agent will provide the Fund with copies of its SAS 70 report.

Amd. dated 8/30/06 – adds Section 2.7

3. Fees and Expenses

3.1	Fee Schedule. For the performance by the Transfer Agent of its obligations pursuant to this Agreement, the Fund agrees to pay the Transfer Agent an annual maintenance fee for each Shareholder account as set forth in the attached fee schedule (“Schedule 3.1”)(the “Fee Schedule”). Such fees and out-of-pocket expenses and advances identified under Section 3.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent.

3.2	Out-of-Pocket Expenses. In addition to the fee paid under Section 3.1 above, the Fund agrees to reimburse the Transfer Agent for the out-of-pocket expenses listed on Schedule 3.2 hereof (“Schedule 3.2”). Such out-of-pocket expenses, and the accrual, calculation and conformity of same to Schedule 3.2 shall be subject to audit from time to time by the treasurer of the Fund. In addition, any other expenses incurred by the Transfer Agent at the request or with the prior consent of the Fund will be reimbursed by the Fund.

3.3	Postage. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be forwarded to the Transfer Agent by the Fund the date of the scheduled mailing of such materials

3.4	Invoices. The Fund agrees to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing notice, except for that portion of any fees or expenses which are subject to good faith dispute. In the event of such a dispute, the Fund may only withhold that portion of the fee or expense subject to the good faith dispute. The Fund shall notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Fund is disputing any amounts in good faith. The Fund shall pay such disputed amounts within fifteen (15) days of the day on which the parties agree on the amount to be paid. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

3.5	Cost of Living Adjustment. During ~~the first three (3) years of~~ the Initial Term, the fees hereunder shall not be changed absent a written agreement of the parties. ~~Following the third anniversary of the date hereof~~, and during any Renewal Term hereof unless the parties shall otherwise agree pursuant to Section 12.1 hereof, provided that the service mix and volumes remain consistent with the service mix and volumes during the Initial Term, the total fee for all services shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a Fee Schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the CPI-W (defined below) or, in the event that publication of such index is terminated, any successor or substitute index. As used herein, “CPI-W” shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers (Area: Boston-Brockton-Nashua, MA-NH-ME-CT; Base Period: 1982-84=100), as published by the United States Department of Labor, Bureau of Labor Statistics. See Amd. dated 1/1/12

3.6	Late Payments. If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Fund shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic banks) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by the Transfer Agent) on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

4. Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Fund that:

4.1	It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

4.2	It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

4.3	It is empowered under applicable laws and by its Articles of Organization and By-Laws to enter into and perform this Agreement.

4.4	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.5	It is in compliance with federal securities law requirements in all material respects with respect to its business, including but not limited to Applicable Law, and is in good standing as a registered transfer agent.

4.6	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

5. Representations and Warranties of the Fund

Each Fund represents and warrants to the Transfer Agent that:

5.1	It is an entity duly organized and existing and in good standing under the laws of the applicable State in which it was organized.

5.2	It is empowered under applicable laws and by organizational documents to enter into and perform this Agreement.

5.3	All corporate proceedings required by its organizational documents have been taken to authorize it to enter into and perform this Agreement.

5.4	It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

5.5	It is in compliance with federal securities law requirements in all material respects with respect to its business.

5.6	A registration statement under the Securities Act of 1933, as amended is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

Amd. dated 11/3/08 – adds section 5.7

6. Wire Transfer Operating Guidelines/Article 4A of the Uniform Commercial Code

6.1	Obligation of Sender. The Transfer Agent is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a Good Redemption Order in compliance with the selected security procedure (the “Security Procedure”) chosen by the Fund for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute such payment orders in compliance with the Security Procedure and with the Proper Instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

6.2	Security Procedure. The Fund acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Fund from security procedures offered by the Transfer Agent. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Fund must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund’s authorized personnel. The Transfer Agent shall verify the authenticity of all Proper Instructions according to the Security Procedure.

6.3	Account Numbers. The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

6.4	Rejection. The Transfer Agent reserves the right to (a) decline to process or delay the processing of a payment order which is in excess of the collected balance in the account to be charged at the time of the Transfer Agent’s receipt of such payment order; or (b)(i) require Proper Instructions with respect to any payment order or, (ii) failing the provision of such Proper Instructions, decline to process or delay the processing of a payment order, if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized; (c) decline to process or delay the processing of a payment order if initiating such payment order would, due to restrictions imposed by the Federal Reserve Board, cause the Transfer Agent, in the Transfer Agent’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or (d) decline to process or delay the processing of a payment order if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

6.5	Cancellation or Amendment. The Transfer Agent shall use reasonable efforts to act on all Proper Instructions to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

6.6	Errors. The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

6.7	Interest. The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order.

6.8	ACH Credit Entries/ Provisional Payments. When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Bank will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent does not receive such final settlement, the Fund agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

6.9	Confirmation. Confirmation of Transfer Agent’s execution of payment orders shall ordinarily be provided to the Fund within twenty four (24) hours and may be delivered through the Transfer Agent’s proprietary information systems, or by facsimile or call-back. Fund must report any objections to the execution of an order within thirty (30) days.

7. Data Access and Proprietary Information

7.1	The Fund acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Transfer Agent as part of the Fund’s ability to access certain Fund Confidential Information (defined in Section 10 below) maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information of substantial value to the Transfer Agent or other third party (collectively, “Transfer Agent Proprietary Information”). In no event shall Transfer Agent Proprietary Information be deemed Fund Confidential Information. The Fund agrees to treat all Transfer Agent Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Transfer Agent Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents to:

(a) Use such programs and databases (i) solely on the Fund’s computers or on computers of Federated Services Company or its Affiliates, or (ii) solely from equipment at the location agreed to between the Fund and the Transfer Agent and (iii) solely in accordance with the Transfer Agent’s applicable user documentation;

(b) Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund’s computer(s)), the Transfer Agent Proprietary Information;

(c) Refrain from obtaining unauthorized access to any portion of the Transfer Agent Proprietary Information, and if such access is inadvertently obtained, to inform Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;

(d) Refrain from causing or allowing information transmitted from the Transfer Agent’s computer to the Fund’s terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);

(e) Allow the Fund to have access only to those authorized transactions as agreed to between the Fund and the Transfer Agent; and

(f) Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent’s expense the rights of the Transfer Agent in the Transfer Agent Proprietary Information at common law, under federal copyright law and under other federal or state law.

7.2	Transfer Agent Proprietary Information shall not include all or any portion of any of the foregoing items that: (i) is or subsequently becomes publicly available without breach by the Fund, its employees, agents or subcontractors of any obligation owed to the Transfer Agent under this Agreement; (ii) is released for general disclosure by a written release by the Transfer Agent; (iii) is Fund Confidential Information, (iv) becomes known to the Fund from a source other than the Transfer Agent other than by the breach of an obligation of confidentiality owed to the Transfer Agent by such third party; or (v) is independently developed by the Fund without reference to information provided by the Transfer Agent. With respect to exceptions (iv) and (v), the burden shall be on the Fund to demonstrate, through appropriate documentation, the applicability of such exception.

7.3	The Fund acknowledges that its obligation to protect the Transfer Agent Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such information in breach of this Agreement may cause the Transfer Agent immediate, substantial and irreparable harm, the value of which would be difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Transfer Agent Proprietary Information in breach of this Agreement, the Transfer Agent shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

7.4	The Fund shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 7. The obligations of this Section shall survive any earlier termination of this Agreement.

7.5	If the Fund notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall use its best efforts in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof; provided, however, that the Fund shall be entitled to insist that the Transfer Agent, and the Transfer Agent for the benefit of the Funds shall, enforce any and all rights under applicable contracts for the Data Access Services. SUBJECT TO THE FOREGOING OBLIGATIONS OF THE TRANSFER AGENT, DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. EXCEPT AS OTHERWISE PROVIDED HEREIN TO THE CONTRARY, THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.6	If the transactions available to the Fund include the ability to originate Proper Instructions through electronic instructions to the Transfer Agent in order to: (i) effect the transfer or movement of cash or Shares; or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such Proper Instructions without undertaking any further inquiry as long as such Proper Instruction is undertaken in conformity with Security Procedures.

7.7	Section 7.1 shall not restrict any disclosure required to be made by Applicable Law, except that (i) in case of any requests or demands for the inspection of Transfer Agent Proprietary Information that arise from persons other than authorized officers of the Transfer Agent, the Fund will promptly notify the Transfer Agent and secure instructions from an authorized officer of the Transfer Agent as to such inspection and (ii) the Fund shall promptly notify an authorized officer of the Transfer Agent in writing of any and all legal actions received by or served on the Fund with respect to the Transfer Agent, and shall use its best efforts to promptly notify the Transfer Agent of all contacts and/or correspondence received by the Fund from any regulatory department or agency or other governmental authority purporting to regulate the Transfer Agent and not the Fund, regarding the Fund’s duties and activities performed in connection with this Agreement, and will cooperate with the Transfer Agent in responding to such legal actions, contacts and/or correspondence. Notwithstanding the restrictions on Transfer Agent Proprietary Information described herein, when required by law, court order or regulatory authority, the Fund will disclose such Transfer Agent Proprietary Information as it deems reasonable and appropriate when required to do so by law, court order or regulatory authority. The Fund and the Transfer Agent will agree on reasonable procedures regarding such required disclosure and the Fund will make every reasonable effort to notify the Transfer Agent of requests for such information by the Securities and Exchange Commission or any other federal or State securities regulatory agencies prior to the release of such records.

8. Indemnification

8.1	The Transfer Agent shall not be responsible for, and the Fund shall indemnify, defend and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

(a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), provided that such actions are taken in good faith and without negligence or willful misconduct;

(b) The Fund’s lack of good faith, negligence or willful misconduct;

(c) The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by the Fund, and which have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any broker-dealer, TPA or previous transfer agent; (ii) any instructions or requests of the Fund or any of its officers; (iii) any written instructions or opinions of the Fund’s legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent by the Fund after consultation by the Fund with such legal counsel and which expressly allow the Transfer Agent to rely up such instructions or opinions; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

(d) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

(e) The negotiation and processing of any checks including without limitation for deposit into the Fund’s demand deposit account maintained by the Transfer Agent; or

(f) Upon the Fund’s request entering into any agreements required by the NSCC for the transmission of Fund or Shareholder data through the NSCC clearing systems.

8.2	The Transfer Agent shall, subject to the provisions of Section 9 below, indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any claim that any aspect of the services or systems provided under, and used within the scope of, this Agreement infringes any U.S. patent, copyright, trade secret or other intellectual property rights. With respect to any such claims, the Transfer Agent may, in its sole discretion, either (i) procure for the Fund a right to continue to use such service or system, (ii) replace or modify the service or system so as to be non-infringing without materially affecting the functions of the service or system, or (iii) if, in the Transfer Agent’s reasonable discretion, the actions described in (i) and (ii) are not capable of being accomplished on commercially reasonable terms, terminate this Agreement with respect to the affected service or system. Notwithstanding the foregoing, the Transfer Agent shall have no liability or obligation of indemnity for any claim which is based upon a modification of a service or system by anyone other than the Transfer Agent, use of such service or system other than in accordance with the terms of this Agreement, or use of such service or system in combination with other software or hardware not provided by the Transfer Agent if infringement could have been avoided by not using the service or system in combination with such other software or hardware.

8.3	In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Transfer Agent, the Transfer Agent shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name or in the name of the Transfer Agent. The Transfer Agent shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Transfer Agent unless the Fund provides its consent or the Transfer Agent waives its right to the indemnity.

9. Standard of Care/Limitation of Liability

9.1	The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care and Section 4-209 of the Uniform Commercial Code is superseded by Section 9 of this Agreement. The Transfer Agent shall provide the Fund, at such times as the Fund may reasonably require, copies of publicly available reports rendered by independent public accountants on the internal controls and procedures of the Transfer Agent relating to the Services provided by the Transfer Agent under this Agreement.

9.2	The liability of the Transfer Agent hereunder shall be subject to the limits, if any, set forth on Schedule 3.1 attached hereto, as the same may be amended from time to time by mutual written agreement of the parties.

9.3	Notwithstanding anything to the contrary contained herein, the omission of an express indemnity in favor of the Fund, as to all matters other than intellectual property infringement, shall in no way be construed so as to limit the legal rights, remedies and/or recourse of the Fund against the Transfer Agent, and the Fund does hereby reserve any and all such rights, remedies and recourse, with respect to any breach by the Transfer Agent of any provision of this Agreement.

10. Fund Confidential Information

10.1	All Fund Confidential Information (defined below) shall be deemed to be proprietary and the Transfer Agent shall hold all such information confidential and in strict confidence and shall not disclose it to any third party, except to the extent necessary to perform the Services hereunder and then only pursuant to an independent obligation of such third party to maintain the confidentiality of such information on substantially the same terms as set forth herein, unless Proper Instructions to make such disclosure have been given by the Fund. “Fund Confidential Information” shall mean any information obtained by or on behalf of the Transfer Agent from, or disclosed to the Transfer Agent or its representatives by, the Fund or any shareholder of the Fund, or created by the Fund that relates to the Fund’s past, present or future activities, whether any of such information is in oral or printed form or on any computer disks, computer tapes, or other electronic or magnetic formats, including, without limitation, (i) non-public personal information, financial statements and financial data concerning shareowners, (ii) investments and transactions of and by shareowners, (iii) shareowner related information, (iv) any communications with shareowners (including, without limitation, tape recorded conversations) in connection with the provision of the services or which results from the provision of the services and (v) any and all Fund-related policies and procedures, including but not limited to monitoring techniques, related to the discouragement of frequent trading and other undesirable practices. Under no circumstances shall the Transfer Agent’s Proprietary Information be deemed to be Fund Confidential Information.

10.2	Fund Confidential Information shall not include all or any portion of any of the foregoing items that: (i) is Transfer Agent Proprietary Information, or (ii) is independently developed by the Transfer Agent without reference to information provided by the Fund. With respect to exception (ii), the burden shall be on the Transfer Agent to demonstrate, through appropriate documentation, the applicability of such exception.

10.3	Section 10.1 shall not restrict any disclosure required to be made by Applicable Law, except that (i) in case of any requests or demands for the inspection of Fund Confidential Information that arise from persons other than authorized officers of the Fund, the Transfer Agent will (other than standard requests (i.e. divorce and criminal actions) pursuant to subpoenas of state or federal government authorities) promptly notify the Fund and secure instructions from an authorized officer of the Fund as to such inspection and (ii) the Transfer Agent shall promptly notify an authorized officer of the Fund in writing of any and all legal actions received by or served on the Transfer Agent with respect to the Fund, and shall use its best efforts to promptly notify the Fund of all contacts and/or correspondence received by the Transfer Agent from any regulatory department or agency or other governmental authority purporting to regulate the Fund and not the Transfer Agent, regarding the Transfer Agent’s duties and activities performed in connection with this Agreement, and will cooperate with the Fund in responding to such legal actions, contacts and/or correspondence. Notwithstanding the restrictions on Fund Confidential Information described herein, when required by law, court order or regulatory authority, the Transfer Agent will disclose such Fund Confidential Information as it deems reasonable and appropriate when required to do so by law, court order or regulatory authority. The Fund and the Transfer Agent will agree on reasonable procedures regarding such required disclosure and the Transfer Agent will make every reasonable effort to notify the Fund of requests for such information by the Securities and Exchange Commission or any other federal or State regulatory agencies prior to the release of such records.

10.4	The Transfer Agent shall maintain reasonable safeguards for maintaining in confidence any and all Fund Confidential Information. The Transfer Agent shall not, at any time, use any such Fund Confidential Information for any purpose other than as specifically authorized by this Agreement, or in writing by the Fund.

10.5	Upon termination of this Agreement, or as otherwise requested by the Fund, all Fund Confidential Information held by, or on behalf of, the Transfer Agent shall, at the expense of the affected Fund, be promptly returned to the Fund, or an authorized officer of the Transfer Agent will certify to the Fund in writing that all such information has been destroyed. Sections 3.2, 3.4 and 3.6 of this Agreement shall survive any termination of this Agreement for so long as any such expenses referenced in this Section 10.5 remains outstanding.

10.6	The Transfer Agent acknowledges that its obligation to protect the Fund’s Confidential Information is essential to the business interest of the Fund and that the disclosure of such information in breach of this Agreement may cause the Fund immediate, substantial and irreparable harm, the value of which would be difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Fund Confidential Information in breach of this Agreement, the Fund shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

11. Covenants of the Fund and the Transfer Agent

11.1	The Fund shall promptly furnish to the Transfer Agent the following:

(a) A certified copy of the resolution of the Board of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement;

(b)	A copy of the organizational documents of the Fund and all material amendments thereto; and

(c)	Copies of or access to properties, personnel, books and records, (including tax records), contracts, and documents necessary for the Transfer Agent to perform its duties hereunder.

11.2	The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

11.3	The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

11.4	The Transfer Agent maintains, and covenants that during the Term hereof it shall continue to maintain, fidelity bond coverage concerning larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in such amounts, and with such carriers, as are reasonably acceptable to the Fund in light of the Transfer Agent’s duties and responsibilities hereunder. Upon the request of the Funds, the Transfer Agent shall provide evidence that such coverage is in place. The Transfer Agent shall, promptly upon the receipt of any such notice by any applicable carrier, notify the Fund should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefor.

11.5	Notwithstanding anything to the contrary contained in Section 15.3, the Transfer Agent shall maintain at a location other than its normal location appropriate redundant facilities for operational back up in the event of a power failure, disaster or other interruption. The Transfer Agent shall continuously back up Fund records, and shall store the back up in a secure manner at a location other than its normal location, so that, in the event of a power failure, disaster or other interruption at such normal location, the Fund records, will be maintained intact and will enable the Transfer Agent to perform under this Agreement. The Transfer Agent will maintain a comprehensive business continuity plan and will provide an executive summary of such plan upon reasonable request of the Fund. The Transfer Agent will test the adequacy of its business continuity plan at least annually and upon request, the Fund may participate in such test. Following such test, upon request by the Fund, the Transfer Agent will provide the Fund with a letter assessing the most recent business continuity test results. In the event of a business disruption that materially impacts the Transfer Agent’s provision of services under this Agreement, the Transfer Agent will notify the Fund of the disruption and the steps being implemented under the business continuity plan.

11.6	The Transfer Agent shall provide the Fund, at such times as the Fund may reasonably require, (i) copies of publicly available reports rendered by independent public accountants on the internal controls and procedures of the Transfer Agent relating to the Services provided by the Transfer Agent under this Agreement, (ii) access to the procedures used to perform the testing described in such reports and (iii) access to the audit teams preparing any such reports or performing any such testing.

12. Termination of Agreement

12.1	Term. The initial term of this Agreement shall be ~~five (5)~~ see Amd. dated 1/1/12 years from the date first stated above (the “Initial Term”) unless terminated pursuant to the provisions of this Section 12. Unless a party gives written notice to the other party ninety (90) days before the expiration of the Initial Term or any Renewal Term, this Agreement will renew automatically from year to year (each such year-to-year renewal term a “Renewal Term”; collectively, the Initial Term and any Renewal Term shall hereafter be referred to as the “Term”). One-hundred twenty (120) days before the expiration of the Initial Term or a Renewal Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term. Otherwise, the fees shall be increased pursuant to Section 3.5 of this Agreement. Notwithstanding the termination or non-renewal of this Agreement, the terms and conditions of this Agreement shall continue to apply until the completion of Deconversion (defined below).

12.2	Deconversion. In the event that this Agreement is terminated or not renewed, the Transfer Agent agrees that, in order to provide for uninterrupted service to the Fund, the Transfer Agent shall, at the Fund’s request, offer reasonable assistance to the Fund in converting, within a reasonable time frame agreed to by the parties, the Fund’s records from the Transfer Agent’s systems to whatever services or systems are designated by the Fund (the “Deconversion”) (subject to the recompense of the Transfer Agent for such assistance at their standard rates and fees in effect at the time). As used herein “reasonable assistance” and “transitional assistance” shall not include requiring the Transfer Agent (i) to assist any new service or system provider to modify, to alter, to enhance, or to improve such provider’s system, or to provide any new functionality to such provider’s system, (ii) to disclose any protected information of the Transfer Agent, except to the extent necessary to effectuate such Deconversion and then, only pursuant to a written confidentiality agreement executed between the Transfer Agent and the new service provider, or (iii) to develop Deconversion software, to modify any of the Transfer Agent’s software, or to otherwise alter the format of the data as maintained on any provider’s systems.

12.3	Early Termination. Notwithstanding anything contained in this Agreement to the contrary, should the Fund desire to move any of its services provided by the Transfer Agent hereunder to a successor service provider prior to the expiration of the Initial Term or then current Renewal Term, the Transfer Agent shall make a good faith effort to facilitate the conversion on such prior date; provided, however that, except for a transfer following a termination pursuant to Sections 12.6 or 12.7, there can be no guarantee or assurance that the Transfer Agent will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be converted to a successor service provider, other than following a termination pursuant to Sections 12.6 or 12.7, or if the Fund’s assets are merged or purchased or the like with or by another entity which does not utilize the services of the Transfer Agent, then the Fund will pay to the Transfer Agent an amount equal to twelve (12) months of the Transfer Agent’s fees immediately preceding the receipt of the termination notice, plus, during the Initial Term only, the dollar amount of the Transfer Agent’s start up costs for the initial conversion and implementation of the Fund, which amount shall be reduced by 1/60 during each month of the Initial Term during which this Agreement is in effect. The payment of one-half of all fees owing to the Transfer Agent under this Section 12.3 shall be paid on or before the business day immediately prior to the conversion or termination of services, with the balance being due immediately upon conversion.

12.4	Confidential Information. Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under Applicable Law.

12.5	Unpaid Invoices. The Transfer Agent may terminate this Agreement thirty (30) days after notice to the Fund and its administrator that an invoice has remained outstanding for more than sixty (60) days, except with respect to any amount subject to a good faith dispute within the meaning of Section 3.4 of this Agreement.

12.6	Bankruptcy. This Agreement shall terminate, (a) by notice by the notifying party in the event that the other party ceases to carry on its business or (b) immediately, without further action by a party, in the event that an action is commenced by or against the other party under Title 11 of the United States Code or a receiver, conservator or similar officer is appointed for the other party and such suit, conservatorship or receivership is not discharged within thirty (30) days.

12.7	Cause. If either of the parties hereto is in default in the performance of its duties or obligations hereunder, and such default has a material effect on the other party, then the non-defaulting party may give notice to the defaulting party specifying the nature of the default in sufficient detail to permit the defaulting party to identify and cure such default. If the defaulting party fails to cure such default within thirty (30) days of receipt of such notice, or within such longer period of time as the parties may agree is necessary for such cure, then the non-defaulting party may terminate this Agreement upon notice of not less than five (5) days to the defaulting party.

13. Assignment and Third Party Beneficiaries

13.1	Except as provided in Section 14.1 below, neither this Agreement nor any rights or obligations hereunder may be assigned or subcontracted by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

13.2	Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

13.3	This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Fund. Other than as provided in Section 14.1, neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

14.	Subcontractors

14.1	The Transfer Agent may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation (“Boston Financial”) which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended, (ii) a Boston Financial subsidiary duly registered as a transfer agent or (iii) a Boston Financial affiliate duly registered as a transfer agent; provided, however, that the Transfer Agent shall be fully responsible to the Fund for the acts and omissions of Boston Financial or its subsidiary or affiliate as it is for its own acts and omissions and provided further, however, that any such subsidiary or affiliate shall perform any and all services so subcontracted within the borders of the United States.

14.1	Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

15. Miscellaneous

15.1	Amendment. This Agreement may be amended or modified by a written agreement executed by all parties hereto and authorized or approved by a resolution of the Board of the Fund.

15.2	Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

15.3	Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes; provided, however, that nothing in this Section 15.3 shall be deemed to relieve Transfer Agent of its obligations under Section 11.3.

15.4	Consequential Damages. Neither party to this Agreement shall be liable to the other party for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder. For purposes of this Agreement, any cost of reprocessing transactions, of compensating Shareholders for losses of interest, and/or reimbursement for fund dilution, in any case resulting from the processing of trades at an incorrect NAV shall be deemed to be actual damages and not special, indirect or consequential damages subject to the limitation contained in this Section 15.4.

15.5	Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

15.6	Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

15.7	Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

15.8	Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

15.9	Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

15.10	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

15.11	Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

15.12	Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

(a)	If to the Transfer Agent, to:
State Street Bank and Trust Company
c/o Boston Financial Data Services, Inc.
2 Heritage Drive, 4th Floor
North Quincy, MA 02171
Attn: Terry Metzger

(b)	If to the Fund, to:
[Name of Fund]
5800 Corporate Drive
Pittsburgh, Pennsylvania 15237
Attention: President

With a copy to:
Federated Investors, Inc.
1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222
Attention: General Counsel

16.	Additional Funds

In the event that the Fund establishes one or more series of Shares, in addition to those listed on the attached Schedule A, with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

17. Limitation of Liability of Trustees and Shareholders of the Fund

The execution and delivery of this Agreement have been authorized by the Board of the Fund and signed by an authorized officer of such Fund, acting as such, and neither such authorization by the Board nor the execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the members of the Board of the Fund, but bind only the property of the Fund as provided in, as applicable, the Fund’s articles of incorporation or declaration of trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY	By each of the Federated Funds set forth on Exhibit A

By: /s/ Joseph L. Hooley	By: /s/ J. Christopher Donahue
Name: Joseph L. Hooley	Name: J. Christopher Donahue
Title: Executive Vice President	Title: President

EXHIBIT A – Original – not updated – see Schedule 1

FEDERATED FUNDS

Prime Obligations Fund

Prime Value Obligations Fund

Prime Cash Obligations Fund

Treasury Obligations Fund

U.S. Treasury Obligations Fund

Government Obligations Fund

Tax-Free Obligations Fund

Automated Cash Management Trust

California Municipal Cash Trust

Municipal Obligations Fund

Government Obligations Tax-Managed Fund

Automated Government Money Trust

Prime Cash Series

Tax-Free Instruments Trust

Georgia Municipal Cash Trust

Automated Government Cash Reserves

Minnesota Municipal Cash Trust

Alabama Municipal Cash Trust

Michigan Municipal Cash Trust

North Carolina Municipal Cash Trust

Pennsylvania Municipal Cash Trust

Trust for U.S. Treasury Obligations

Liberty U.S. Government Money Market Trust

Liquid Cash Trust

Automated Treasury Cash Reserves

Government Cash Series

Federated Tax-Free Trust

Treasury Cash Series

Virginia Municipal Cash Trust

Florida Municipal Cash Trust

Arizona Municipal Cash Trust

Money Market Trust

Connecticut Municipal Cash Trust

Federated Short-Term U.S. Government Trust

Federated Master Trust

Trust for Short-Term U.S. Government Securities

Maryland Municipal Cash Trust

Municipal Cash Series

Trust for Government Cash Reserves

Massachusetts Municipal Cash Trust

New York Municipal Cash rust

Ohio Municipal Cash Trust

Treasury Cash Series II

New Jersey Municipal Cash Trust

Municipal Cash Series II

THIS IS FOR REFERENCE ONLY – DO NOT FILE WITH SEC EXHIBIT A

Federated Prime Money Fund II

Money Market Management, Inc.

Federated Kaufmann Fund

Federated Muni and Stock Advantage Fund

Federated International Capital Appreciation Fund

Federated Kaufmann Small Cap Fund

Federated Kaufmann Fund II

Federated European Equity Fund

Federated Capital Appreciation Fund II

Federated Global Value Fund

Federated Mid-Cap Fund

Federated Global Equity Fund

Federated Mini-Cap Fund

Federated Max-Cap Fund

Federated Technology Fund

Federated International Value Fund

Capital Appreciation Core Fund

Federated Capital Appreciation Fund

Federated American Leaders Fund, Inc.

Federated Stock Trust

Federated Market Opportunity Fund

Federated Equity Income Fund, Inc.

Federated International Small Company Fund

Federated Growth Strategies Fund

Federated Capital Income Fund, Inc.

Federated International Equity Fund

Federated American Leaders Fund II

Federated Stock and Bond Fund, Inc.

Federated Large Cap Growth Fund

Federated Moderate Allocation Fund

Federated Conservative Allocation Fund

Federated Growth Allocation Fund

Federated Capital Income Fund II

Federated Equity Income Fund II

Federated Growth Strategies Fund II

Federated International Equity Fund II

Federated Ultrashort Bond Fund

Federated Municipal Ultrashort Fund

Federated Government Ultrashort Duration Fund

Federated Total Return Bond Fund

Federated Government Income Securities, Inc.

Federated Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated Total Return Government Bond Fund

Federated High Yield Trust

Federated Mortgage Fund

Federated International Bond Fund

THIS IS FOR REFERENCE ONLY – DO NOT FILE WITH SEC EXHIBIT A

Federated Adjustable Rate Securities Fund

Federated Strategic Income Fund

Federated International High Income Fund

Federated Intermediate Municipal Trust

Federated Intermediate Corporate Bond Fund

Federated Limited Duration Fund

Federated Limited Duration Government Fund, Inc.

Federated Short-Term Municipal Trust

Federated California Municipal Income Fund

Federated Limited Term Municipal Fund

Federated Michigan Intermediate Municipal Trust

Federated Pennsylvania Municipal Income Fund

Federated Institutional High Yield Bond Fund

Federated New York Municipal Income Fund

Federated Ohio Municipal Income Fund

Federated North Carolina Municipal Income Fund

Federated Limited Term Fund

Federated Short-Term Income Fund

Federated U.S. Government Bond Fund

Federated Quality Bond Fund II

Federated Total Return Bond Fund II

Federated Income Trust

Federated GNMA Trust

Federated Fund for U.S. Government Securities II

Emerging Markets Fixed Income Core Portfolio

Federated High Income Bond Fund, Inc.

Capital Preservation Fund

Federated Fund for U.S. Government Securities

Federated U.S. Government Securities Fund: 2-5 Years

Federated Municipal Securities Fund, Inc.

Federated Municipal Opportunities Fund, Inc.

Federated High Income Bond Fund II

High Yield Bond Portfolio

Federated Mortgage Core Portfolio

EXHIBIT B

FORM OF
UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement (this “Agreement”) dated as of __________, 200_ among __________________, a ______________ corporation (“Debtor”), ____________________ (“Secured Party”), and Boston Financial Data Services, Inc., a Massachusetts corporation (the “Transfer Agent”).

WHEREAS, Debtor owns shares in __________________ (the “Issuer”), which for internal record keeping are designated as being held in account number ____________ (the “Account”). The shares in the Issuer are uncertificated securities and shares owned from time to time by Debtor in the Issuer are and will be registered in the name of Debtor on the books and records of Issuer maintained with the Transfer Agent.

WHEREAS, Secured Party has entered into a Credit Agreement with Debtor (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, Debtor and the Secured Party have entered into a Security Agreement (as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”), in which inter alia, Debtor has granted to Secured Party a security interest in the shares in the Issuer held from time to time by Debtor (the “Pledged Shares”).

WHEREAS, Secured Party, Debtor and the Transfer Agent, on behalf of the Issuer, are entering into this Agreement to provide for the control of the Pledged Shares and to perfect the security interest of Secured Party in the Pledged Shares owned by Debtor from time to time.

NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.     The Pledged Shares. Attached hereto as Exhibit A is the [Confirmation statement][Account statement] dated ______________, 200_, provided to Debtor confirming Debtor’s [purchase/ownership] of the Pledged Shares.

Section 2. No Redemptions. Transfer Agent shall neither accept nor comply with any instructions from Debtor redeeming any Pledged Shares nor deliver any proceeds from any such redemption to Debtor following Confirmation (as hereinafter defined) of receipt of a Notice of Exclusive Control (as hereinafter defined) from Secured Party unless Secured Party shall have withdrawn such notice in writing.

Section 3. Priority of Lien. Transfer Agent consents to the granting of the security interest in the Pledged Shares. Transfer Agent will not agree with any third party that Transfer Agent will comply with instructions concerning the Pledged Shares originated by such third party without the prior written consent of Secured Party and Debtor.

Section 4. Indemnification of the Issuer and Transfer Agent. Debtor hereby agrees that Debtor and its successors and assigns shall at all times indemnify and save harmless Issuer and Transfer Agent from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of Transfer Agent with the terms hereof, except to the extent that such arises from Transfer Agent’s gross negligence, willful misconduct or bad faith, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same. Secured Party hereby agrees that Secured Party and its successors and assigns shall at all times indemnify and save harmless Issuer and Transfer Agent from and against any and all claims, actions and suits of others arising out of the execution by Transfer Agent of any instructions initiated by Secured Party with respect to the Account and/or the Pledged Shares, including any actions taken in response to a Notice of Exclusive Control, except to the extent that such arises from Transfer Agent’s gross negligence, willful misconduct or bad faith, and from and against any and all liabilities, losses, damages, costs, chargers, counsel fees and other expenses of every nature and character arising by reason of the same.

Section 5. Control. Transfer Agent will comply with instructions originated by Secured Party concerning the Pledged Shares without further consent by Debtor. Except as otherwise provided in Section 2 above, Transfer Agent shall redeem the Pledged Shares at the instruction of Debtor, or its authorized representatives, and comply with instructions concerning purchases of additional shares, which will become Pledged Shares, received from Debtor, or its authorized representatives, until such time as Transfer Agent receives from Secured Party (as determined by reference to Section 16 hereof) a written notice in the form of Exhibit B hereto to Transfer Agent which states that Secured Party is exercising exclusive control over the Pledged Shares. Such notice is referred to herein as the “Notice of Exclusive Control.” After Transfer Agent receives a Notice of Exclusive Control (as determined by reference to Section 16 hereof), Transfer Agent will re-register the Pledged Shares in the name of the Secured Party, and will cease complying with all instructions concerning the Pledged Shares originated by Debtor or its representatives, until Transfer Agent shall have received a written notice in the form of Exhibit C hereto, after which Transfer Agent will again register the Pledged Shares in the name of Debtor and may once again comply with all instructions concerning the Pledged Shares originated by Debtor or its representatives.

Section 6. Statements, Confirmations and Notices of Adverse Claims. Transfer Agent will send copies of all monthly statements and daily confirmations concerning the Pledged Shares simultaneously to each of Debtor and Secured Party at the addresses set forth in Section 16 of this Agreement. If any person asserts any lien, encumbrance or adverse claim against any of the Pledged Shares, Transfer Agent will promptly notify Secured Party and Debtor thereof.

Section 7. Responsibility of Transfer Agent. Transfer Agent shall have no responsibility or liability to Secured Party for redeeming Pledged Shares at the instruction of Debtor, or its authorized representatives, or complying with instructions in accordance with Section 5 above concerning the Pledged Shares from Debtor, or its authorized representatives, which are received by Transfer Agent before Transfer Agent issues a Confirmation of a Notice of Exclusive Control. Transfer Agent shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with instructions concerning the Pledged Shares originated by Secured Party. Transfer Agent shall have no duty to investigate or make any determination as to whether the conditions for the issuance of a Notice of Exclusive Control contained in any agreement between Debtor and Secured Party have occurred. Neither this Agreement nor the Security Agreement imposes or creates any obligation or duty of Issuer or Transfer Agent other than those expressly set forth herein.

Section 8. Tax Reporting. All items of income and gain recognized on the Pledged Shares shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Debtor.

Section 9. Customer Application; Jurisdiction. This Agreement supplements the conventional account establishment documents between Transfer Agent or Issuer on the one hand, and Debtor on the other hand (the “Customer Application”). Regardless of any provision in the Customer Application, the Commonwealth of Massachusetts shall be deemed to be Issuer’s jurisdiction for the purposes of this Agreement and the perfection and priority of Secured Party’s security interest in the Pledged Shares.

Section 10. Termination. The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Pledged Shares, are powers coupled with an interest and will neither be affected by the bankruptcy or insolvency of Debtor nor by the lapse of time. The obligations of Transfer Agent under Sections 2, 3, 5 and 6 above shall continue in effect until the security interest of Secured Party in the Pledged Shares has been terminated pursuant to the terms of the Security Agreement and Secured Party has notified Transfer Agent of such termination in writing or all Pledged Shares shall have been redeemed by the Secured Party. Upon receipt of such notice, the obligations of Transfer Agent under Sections 2, 3, 5 and 6 above shall terminate, Secured Party shall have no further right to originate instructions concerning the Pledged Shares and Transfer Agent may take such steps as Debtor may request to vest full ownership and control of the Pledged Shares in Debtor, including, but not limited to, transferring all of the Pledged Shares to Debtor or its designee.

Section 11. This Agreement. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder (including the Customer Application) set forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

Section 12. Amendments. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

Section 13. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 14. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or assigns.

Section 15. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

Section 16. Notices. Except with respect to any Notice of Exclusive Control, each other notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and electronic confirmation of error-free receipt is received or (iii) two days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid. With respect to a Notice of Exclusive Control, the Secured Party shall be required to telephone the Transfer Agent, at the telephone number set forth below, in advance of the delivery of any such Notice of Exclusive Control, which telephone call shall be promptly followed in writing by a Notice of Exclusive Control sent by facsimile to the Transfer Agent at the facsimile number set forth below. Such Notice of Exclusive Control shall not be deemed to have been received by the Transfer Agent or Issuer for any purpose hereunder, including but not limited to Section 5, unless and until the Transfer Agent provides a written confirmation of receipt, specifically acknowledging that the Notice of Exclusive Control has been received and acted upon by the Transfer Agent (hereinafter, a “Confirmation”). In the event that the Secured Party shall not have received such Confirmation within ten minutes following delivery of a Notice of Exclusive Control, Secured Party must telephone the Transfer Agent in order to determine the status of such Confirmation.

Secured Party:
_______________________
_______________________
_______________________
Attention: _______________
Telephone: ______________
Facsimile: _______________

Debtor:
_______________________
_______________________
_______________________
Attention: _______________
Telephone: ______________
Facsimile: _______________

Transfer Agent:
Boston Financial Data Services, Inc.
2 Heritage Drive
North Quincy, MA 02171
Attention: _______________
Telephone: ______________
Facsimile: _______________

Any party may change its address for notices in the manner set forth above.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile), all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 18. Choice of Law. The validity, terms, performance and enforcement of this Agreement shall be governed by the laws of the [State/Commonwealth] of [Issuer’s jurisdiction of incorporation].

Section 19. Representations by Transfer Agent. The Transfer Agent hereby represents and warrants to the Secured Party that (a) it is duly authorized to execute and deliver this Agreement on behalf of the Issuer and (b) this Agreement shall constitute the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

, as Secured Party

By:
Duly Authorized Signatory

, as Debtor

By:
Title:

Boston Financial Data Services, Inc., as Transfer Agent
By:
Title:

Exhibit A

Confirmation/Account Statement

Exhibit B

Form of Notice of Exclusive Control

__________, 200__

Boston Financial Data Services, Inc.

2 Heritage Drive

North Quincy, MA 02171
Attention: _______________

Ladies and Gentlemen:

Reference is made to the Uncertificated Securities Control Agreement, dated as of _______, 200_ ( the “Control Agreement”), among ______________ (“Debtor”), _____________________, as Secured Party (the “Secured Party”) and Boston Financial Data Services, Inc. (“Transfer Agent”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Control Agreement.

Confirming our telephone conversation of a few minutes ago and pursuant to the terms of the Control Agreement, Transfer Agent is hereby directed to accept instructions or otherwise take or refrain from taking action with respect to the Pledged Shares only as directed by the Secured Party unless and until a Revocation Notice has been delivered to Transfer Agent by the Secured Party. The Secured Party hereby directs Transfer Agent to cease complying with any instructions concerning the Pledged Shares originated by Debtor or its representatives.

Very truly yours,

, as Secured Party

By:
Name:
Title:

Exhibit C

Form of Revocation Letter

____________, 200__

Boston Financial Data Services, Inc.

2 Heritage Drive

North Quincy, MA 02171
Attention: _______________

Ladies and Gentlemen:

Reference is hereby made to the Uncertificated Securities Control Agreement, dated as of ___________, 200_ (the “Control Agreement”), among _______________ (“Debtor”), _________________________, as Secured Party (the “Secured Party”) and Boston Financial Data Services, Inc. (“Transfer Agent”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Control Agreement.

Please be advised that the Notice of Exclusive Control dated ___________, 200__ is hereby revoked and that Transfer Agent may once again comply, subject to the terms and conditions of the Control Agreement, with instructions concerning the Pledged Shares originated by Debtor or its representatives unless and until Transfer Agent receives a Notice of Exclusive Control dated after the date hereof from the Secured Party.

Very truly yours,

, as Secured Party

By:
Name:
Title:

Schedule A

to Transfer Agent and Service Agreement

dated July 1, 2004

(revised as of 1/26/15)

Contract Effective Date:	Fund Name:	Series Name (if applicable)

7/1/04	Capital Preservation Fund
Cash Trust Series, Inc.:
7/1/04		Federated Government Cash Series
7/1/04		Federated Municipal Cash Series
7/1/04		Federated Prime Cash Series
7/1/04		Federated Treasury Cash Series
7/1/04	Federated Adjustable Rate Securities Fund
Federated Core Trust:
8/16/10		Federated Bank Loan Core Fund
7/1/04		Federated Mortgage Core Portfolio
7/1/04		High Yield Bond Portfolio
Federated Core Trust II, L.P.:
7/1/04		Emerging Markets Fixed Income Core Fund
Federated Core Trust III:
3/1/08		Federated Project and Trade Finance Core Fund
Federated Equity Funds:
7/1/04		Federated Absolute Return Fund
12/1/08		Federated Clover Small Value Fund
12/1/08		Federated Clover Value Fund
9/1/10		Federated Emerging Markets Equity Fund
3/1/08		Federated International Strategic Value Dividend Fund
7/1/04		Federated Kaufmann Fund
9/17/07		Federated Kaufmann Large Cap Fund
7/1/04		Federated Kaufmann Small Cap Fund
7/1/04		Federated MDT Mid-Cap Growth Strategies Fund
9/1/13		Federated Managed Risk Fund
9/1/14		Federated Managed Volatility Fund
9/1/08		Federated Prudent Bear Fund
12/1/04		Federated Strategic Value Dividend Fund
7/1/04	Federated Equity Income Fund, Inc.
Federated Fixed Income Securities, Inc.
7/1/04		Federated Municipal Ultrashort Fund
7/1/04		Federated Strategic Income Fund
6/1/08	Federated Global Allocation Fund
7/1/04	Federated Government Income Securities, Inc.
7/1/04	Federated Government Income Trust
7/1/04	Federated High Income Bond Fund, Inc.
7/1/04	Federated High Yield Trust

Federated Income Securities Trust:
7/1/04		Federated Capital Income Fund
9/1/10		Federated Floating Rate Strategic Income Fund
7/1/04		Federated Fund for U.S. Government Securities
7/1/04		Federated Intermediate Corporate Bond Fund
7/1/04		Federated Muni and Stock Advantage Fund
9/1/08		Federated Prudent DollarBear Fund
12/1/05		Federated Real Return Bond Fund
7/1/04		Federated Short-Term Income Fund
9/1/10		Federated Unconstrained Bond Fund
Federated Index Trust:
7/1/04		Federated Max-Cap Index Fund
7/1/04		Federated Mid-Cap Index Fund
Federated Institutional Trust:
7/1/04		Federated Government Ultrashort Duration Fund
7/1/04		Federated Institutional High Yield Bond Fund
6/1/05		Federated Short-Intermediate Total Return Bond Fund
Federated Insurance Series:
7/1/04		Federated Managed Tail Risk Fund II
7/1/04		Federated Managed Volatility Fund II
7/1/04		Federated Fund for U.S. Government Securities II
7/1/04		Federated High Income Bond Fund II
7/1/04		Federated Kaufmann Fund II
7/1/04		Federated Prime Money Fund II
7/1/04		Federated Quality Bond Fund II
Federated International Series, Inc.:
7/1/04		Federated International Bond Fund
Federated Investment Series Funds, Inc.
7/1/04		Federated Bond Fund
Federated Managed Pool Series:
12/1/05		Federated Corporate Bond Strategy Portfolio
12/1/05		Federated High-Yield Strategy Portfolio
12/1/05		Federated International Bond Strategy Portfolio
12/1/14		Federated International Dividend Strategy Portfolio
9/1/14		Federated Managed Volatility Strategy Portfolio
12/1/05		Federated Mortgage Strategy Portfolio
Federated MDT Series:
7/31/06		Federated MDT All Cap Core Fund
7/31/06		Federated MDT Balanced Fund
7/31/06		Federated MDT Large Cap Growth Fund
7/31/06		Federated MDT Small Cap Core Fund
7/31/06		Federated MDT Small Cap Growth Fund
7/1/04	Federated MDT Stock Trust
7/1/04	Federated Municipal Securities Fund, Inc.
Federated Municipal Securities Income Trust:
7/1/04		Federated Michigan Intermediate Municipal Trust
6/1/06		Federated Municipal High Yield Advantage Fund
7/1/04		Federated New York Municipal Income Fund
7/1/04		Federated Ohio Municipal Income Fund
7/1/04		Federated Pennsylvania Municipal Income Fund
7/1/04	Federated Short-Intermediate Duration Municipal Trust
7/1/04	Federated Total Return Government Bond Fund

Federated Total Return Series, Inc.:
7/1/04		Federated Mortgage Fund
7/1/04		Federated Total Return Bond Fund
7/1/04		Federated Ultrashort Bond Fund
7/1/04	Federated U.S. Government Bond Fund
7/1/04	Federated U.S. Government Securities Fund: 1-3 Years
7/1/04	Federated U.S. Government Securities Fund: 2-5 Years
Federated World Investment Series, Inc.:
7/1/04		Federated Emerging Market Debt Fund
7/1/04		Federated International Leaders Fund
7/1/04		Federated International Small-Mid Company Fund
Intermediate Municipal Trust:
7/1/04		Federated Intermediate Municipal Trust
Money Market Obligations Trust:
7/1/04		Federated Automated Cash Management Trust
7/1/04		Federated Automated Government Cash Reserves
7/1/04		Federated California Municipal Cash Trust
7/1/04		Federated Connecticut Municipal Cash Trust
12/1/04		Federated Capital Reserves Fund
12/1/04		Federated Government Reserves Fund
7/1/04		Federated Master Trust
12/1/04		Federated Municipal Trust
7/1/04		Federated Florida Municipal Cash Trust
7/1/04		Federated Georgia Municipal Cash Trust
7/1/04		Federated Government Obligations Fund
7/1/04		Federated Government Obligations Tax-Managed Fund
7/1/04		Federated Liberty U.S. Government Money Market Trust
7/1/04		Federated Massachusetts Municipal Cash Trust
7/1/04		Federated Michigan Municipal Cash Trust
7/1/04		Federated Minnesota Municipal Cash Trust
7/1/04		Federated Money Market Management
7/1/04		Federated Municipal Obligations Fund
7/1/04		Federated New Jersey Municipal Cash Trust
7/1/04		Federated New York Municipal Cash Trust
7/1/04		Federated North Carolina Municipal Cash Trust
7/1/04		Federated Ohio Municipal Cash Trust
7/1/04		Federated Pennsylvania Municipal Cash Trust
7/1/04		Federated Prime Cash Obligations Fund
7/1/04		Federated Prime Obligations Fund
7/1/04		Federated Prime Value Obligations Fund
7/1/04		Federated Tax-Free Obligations Fund
7/1/04		Federated Treasury Obligations Fund
7/1/04		Federated Trust for U.S. Treasury Obligations
7/1/04		Federated U.S. Treasury Cash Reserves
7/1/04		Federated Virginia Municipal Cash Trust
7/1/04		Tax-Free Money Market Fund

State Street Bank and Trust Company	By each of the Federated Funds set forth on Schedule A

By: /s/ Michael Rogers	By: /s/ John W. McGonigle
Name: Michael Rogers	Name: John W. McGonigle
Title: Executive Vice President	Title: Executive Vice President

SCHEDULE 2.1

SERVICE LEVEL STANDARDS

The availability, service and performance levels noted below represent the levels that the Transfer Agent shall strive to meet in its day-to-day operations with respect to providing the Services under this Agreement. It is the expectation of the parties that, in the event of a failure to meet, fulfill or comply with the applicable levels, that the Fund shall promptly notify the Transfer Agent or the Transfer Agent shall promptly notify the Fund thereof and the two parties shall coordinate and cooperate to correct the inadequacies. In such event, the Transfer Agent shall provide the resources reasonably necessary to restore its compliance with the applicable levels as quickly as reasonably practical under the circumstances.

I. MANUAL TRANSACTION PROCESSING

A. Manually Processed Financial Transactions

Description	Timeliness1	Quality Review2	Accuracy/ Quality3
New Accounts (except shell new accounts/unfounded accounts	100% Same Day		BFDS NQR Target is 97% for Overall Transactions
Shell New Accounts	100% Next Day
Direct and Confirmed Purchases	100% Same Day
Check Purchase – clean Cash	100% Same Day
Check Purchase – non-clean Cash	100% Same Day
Direct and Confirmed Redemptions	100% Same Day
Exchanges	100% Same Day
Transactions > $10 million	100% Same Day	100%
Adjustments – Day 1 Priority (HOT)4	100% Same Day	100%
Adjustments – Normal (non-financial)	100% Within 3 Days	100%
Maintenance of Financial Account Data (wire instructions, SWP/SIP, etc.)5	100% Same Day
Adhering to Fund Cutoff Times except as otherwise instructed by the Fund	100% Always	10%	100%
Rejected Transactions/Not in Good Order Transaction Requests	Refer to Section II.B.

B. Manually Processed Non-Financial Transactions

Description	Timeliness 1	Quality Review6	Accuracy/ Quality 3
DTC and CFTC Transfers	100% Same Day		BFDS NQR Target is 97% for Overall Transactions
Cash and Trust Transfers	100% Same Day
Broker/Dealer, Retail and Adviser Transfers	100% Within 3 Days
Maintenance of Non-Financial Account Data	100% Within 3 Days
Rejected Transactions/Not In Good Order Transaction Requests	Refer to Section II.B.

SCHEDULE 2.1

SERVICE LEVEL STANDARDS

TELESERVICING, CORRESPONDENCE AND FULFILLMENT

A. Teleservicing Standards[7]

Description	Timeliness	Quality Review	Accuracy/ Quality
Service Levels	85% of Calls Answered Within 15 Seconds		BFDS NQR Target of 3.5
Abandon Rate	2% or Less
Average Speed of Answer	15 Seconds
Telephone Call Monitoring		8 Calls/Rep/ Month and 10% of post 4pm calls	N/A
Maintain Service Hours as set forth on Attachment A	As required by Market	N/A	N/A

B. Correspondence and Fulfillment

Description	Timeliness	Quality Review	Accuracy/ Quality
Research Requests - Transcripts - Check Research -Wire Research * Wire Data Within 30 Days * Wire Data Beyond 30 Days	Within Five (5) Days Within Three (3) Days or for older information, Seven (7) Days if Bank Research is required Same Day Same Day Within Three (3) Days	Requester receives check / transcripts for review before it goes out to client	N/A
Literature Fulfillment - Entry of Literature to Merrill Connect - Content Accuracy - Label Accuracy	100% Same Day		95% 95%
Financial Transaction Rejects/Not in Good Order Financial Transaction Requests

Attempt to contact by telephone made same day

.

If contact unsuccessful or item otherwise requires a written response, written correspondence is generated within 3 days of original receipt of transaction request and within 2 days of rejected Signature guarantees.

		Information is maintained on AWD and can be audited by client	N/A
Non Financial Transaction Rejects/Not in Good Order Non Financial Transaction Requests	Attempt to contact by telephone within 3 days. If contact unsuccessful or item otherwise requires a written response, written correspondence is generated within 6 days of original receipt of transaction request.	N/A 100%	98%
General Inquiry Items[8]	Written correspondence generated within 6 days of receipt	100%	98%

SCHEDULE 2.1

SERVICE LEVEL STANDARDS

II. CONTROL FUNCTIONS

A. Wire Match

Description	Timeliness	Match Rate
Purchase Wire Settlement (Automated)	Same Day	90%
Purchase Wire Settlement Open Items	Same Day	Less than 1%

B. Other Control Functions

Description	Timeliness/Standard Procedure
Daily DDA Reconciliation (Comp/Recon)

* All exceptions researched and communicated to appropriate service team within 2 business days and resolved by day 5. Unresolved exception items over 5 days will be reported to the Fund at month end.

* All exception items beyond 5 business days will be formally monitored and reported on a weekly basis.

* Any exception item of $500,000 ore more – escalated to Officer

* Any item over 30 days old – Officer notification to Client weekly until resolution

Pricing/Rates	All NAV and rates are input and 100% quality reviewed prior to commencement of nightly cycle.
Dividend Calcs	For record date and stable funds the appropriate factor (as supplied by Funds Treasury) will be input into “DISTRIB” and 100% quality reviewed on the day of calc before the commencement of nightly cycle.
Outgoing AM Wires (10 Minute Build)	In half hour increments, validate, transmit and balance AM redemption detail to SSB&T
Share Discrepancies (Supersheet Audit)	All discrepancies are identified daily and all materials items are escalated to an Officer prior to 12 pm. Unresolved Supersheet Audits at month-end will be reported to Fund’s Risk Group.
Estimates: Prior Day Intra Day

Estimates received in Control by 11:30am EST will be aggregated and transmitted to custodian/Fund Accounting by 12:30am EST.

Compiled and communicated to custodian and Fund Accounting by the applicable funds cutoff.

CWR/Visa Settlement	* Daily settlement between State Street Bank and Trust and United Missouri Bank * Discrepancies identified/resolved within 24 hours (1 business day)

SCHEDULE 2.1

SERVICE LEVEL STANDARDS

III. REPORTING AND INTERNAL COMMUNICATIONS

A. Report Delivery[9] (reports built by Corporate Actions, excludes DST-generated reports)

Report Frequency	Timeliness/Standard Procedure
Daily/Weekly Monthly/Quarterly

* Accessible to the Fund’s User – no later than 9:00 a.m. EST the following business day.

* All critical jobs (as defined by client and agreed to by BFDS) accessible to end user within 24 hours after last business day of month end

* All others within 5 calendar days

B. Other Service Standards[10]

Description	Timeliness/Standard Procedure
Corporate Action Request Turnaround - High Priority Requests - Standard Requests	Same Day Two (2) Days
Notification of Delayed Wire Journals	Within 30 Minutes of Delay Notice from SSB

IV. CLIENT COMPENSATION

A. Fund 98 Support

Description	Timeliness/Standard Procedure[11]	Accuracy
Account establishment/maintenance	100% Same Day	BFDS NQR Target of 97%
Wire instruction establishment /maintenance	100% Same Day	BFDS NQR Target of 97%
Transaction processing	100% Same Day	BFDS NQR Target of 97%

B. TASS Out-Of Balance Support[12]

Description	Timeliness/Standard Procedure[13]	Accuracy
Identification and correction of items reflected on daily report (R4773)	100% next Day	100%
Identification and correction of items reflected on the “Prep” report (R4800)	100% Same Day	100%

SCHEDULE 2.1

SERVICE LEVEL STANDARDS

IV. CLIENT COMPENSATION (continued)

C. Commission Check Mailing

Description	Timeliness/Standard Procedure[14]
Audit check production / delivery [Audit stream]	2nd Business Day of Cycle
Audit check production / delivery [Production stream]	3rd Business Day of Cycle
Check Pulls[15]	3rd Business Day of Cycle
Check Mailing	Within 3 Business Days of Funding

D. Corporate Actions – Report/Job Production

Description	Timeliness/Standard Procedure 12
Execution of average asset file (DSZMU505) for SMART Trailer process	1st Business Day of the month
Execution of standard commissions	1st Business Day of the month
Execution of standard Trailer jobs NSAR reports Net new fee report Board of Directors reporting	100% Same Day of Request – currently unscheduled[16]

E. Cash Processing

Description	Timeliness/Standard Procedure
Creation of manual checks Initiation of manual wires Distribution of underwriter commission	100% Same Day if submitted by 2pm 100% Same Day No later than 5 business days following the end of the Bi-Monthly commission cycle.

V. PRINT/MAIL FUNCTIONS

A. Print/Mail

Description	Timeliness
Daily Confirmations	100% by T+1
Dividend Confirmations	100% by T+4
Redemption, Replacement and SWP Checks	100% by T+1
Dividend Checks	100% by T+2
Monthly and Quarterly Investor Statements	100% by T+4
Year-End Confirms	100% by 4 business days from approval
On-Request Investor	100% by 2 business days from request
Superselects	100% by 5 business days from approval
Escheatment Letters	100% by 3 business days from approval
Tax Forms	100% by 5 business days from approval
Tax Notices	100% by 3 business days from approval
Electronic Statements	100% within 48 hours from approval
Dealer Commissions	100% by 3 business days from approval

SCHEDULE 2.1

SERVICE LEVEL STANDARDS

Service Level Exceptions

The Service Levels set forth in this Exhibit A shall not apply to, and shall not be calculated for, any day when: (i) DST Systems, Inc.’s or any computer hardware or software, which is substantially required for the performance of the Services, is unavailable for more than sixth (60) minutes, provided that such unavailability is beyond the Transfer Agent’s reasonable control and the Transfer Agent notifies the Fund promptly of such unavailability; (ii) there is a failure or unavailability of communication lines outside of the Transfer Agent’s facilities; (iii) there is a disaster that requires the Transfer Agent to process at its disaster recovery site or that impedes the Transfer Agent’s transaction processing; or (iv) the failure to perform is caused by third parties (including the Fund) whose actions are beyond the Transfer Agent’s reasonable control.

In order that the Transfer Agent may reasonably estimate the staffing needed to maintain the Service Levels, the Fund agrees to use its best efforts to (i) communicate to the Transfer Agent prior to the beginning of each quarter any anticipated changes in transaction volume for that quarter, and (ii) provide the Transfer Agent with advance notice of any product developments that the Fund determines are likely to materially impact the volume of transactions. The Fund shall have no responsibility or liability for any inaccuracy, incompleteness of, or delay in providing the information pursuant to the previous sentence, provided that, if and to the extent that any such inaccuracy, incompleteness or delay materially adversely impacts the Transfer Agent’s ability to meet the relevant Service Levels, then the Transfer Agent will not be held to the relevant Service Level for such period.

SCHEDULE 2.2(f)

AML DELEGATION

DATED: July 1, 2004

1.	Delegation. In connection with the enactment of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder, (collectively, the “USA PATRIOT Act”), the Fund has developed and implemented a written anti-money laundering program (the “AML Program”), which is designed to satisfy the requirements of the USA PATRIOT Act. Under the USA PATRIOT Act, a mutual fund can elect to delegate certain duties with respect to the implementation and operation of its AML Program to a service provider, including its transfer agent. The Fund is desirous of having the Transfer Agent perform certain delegated duties pursuant to the AML Program and the Transfer Agent desires to accept such delegation. Transfer Agent acknowledges and agrees that, because the Fund remains responsible for assuring compliance with the USA PATRIOT Act and the AML Program, the Transfer Agent shall provide such information and reports to the Fund’s designated compliance officer as may from time to time be reasonably requested by the Fund and, in addition, shall provide such compliance officer with notice of any contact by any regulatory authority.

2.	Limitation on Delegation. The Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those duties that have been expressly delegated on this Schedule 2.2(f) (the “Delegated Duties”), as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Fund with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the Delegated Duties with respect to the ownership of, and transactions in, shares in the Fund for which the Transfer Agent maintains the applicable shareholder information.

3.	Consent to Examination. In connection with the performance by the Transfer Agent of the Delegated Duties, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the USA PATRIOT Act and that the records the Transfer Agent maintains for the Fund relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice all required records and information for review by such examiners.

4.	Delegated Duties

4.1	With respect to the beneficial ownership of, and transactions in, shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

SCHEDULE 2.2(f)

AML DELEGATION

(continued)

(a) Submit all new account and registration maintenance transactions through the Office of Foreign Assets Control (“OFAC”) database and such other lists or databases of trade restricted individuals or entities as may be required from time to time by applicable regulatory authorities.

(b) Submit special payee checks through the OFAC database.

(c) Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

(d) Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent.

(e) Review accounts with small balances followed by large purchases.

(f) Review accounts with frequent activity within a specified date range followed by a large redemption.

(g) On a daily basis, review purchase and redemption activity per tax identification number (“TIN”) within the Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day.

(h) Compare all new accounts and registration maintenance through the Known Offenders database and notify the Fund of any match.

(i) Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the shareholder notices required by the IRS.

(j) Determine when a suspicious activity report (“SAR”) should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Fund with a copy of the SAR within a reasonable time after filing; notify the Fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR.

(k) Compare account information to any FinCEN request received by the Fund and provided to the Transfer Agent pursuant to the USA PATRIOT Act Sec. 314(a). Provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames.

(l) Verify the identity of any person seeking to open an account with the Fund, (ii) Maintain records of the information used to verify the person’s identity and (iii) Determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Fund by any government agency.

4.2	In the event that the Transfer Agent detects suspicious activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a suspicious activity report, a Form 8300 or other similar report or notice to OFAC, then the Transfer Agent shall also immediately notify the Fund, unless prohibited by Applicable Law.

SCHEDULE 2.2(g)

Checkwriting Services Support

(i) Upon receipt of checkwriting signature cards, code the appropriate Shareholder account on Transfer Agent’s recordkeeping systems for checkwriting services, order appropriate checkbook products through MICR’s online checkbook ordering system, and process the signature card, including manually inserting the fourteen-digit account number for such Shareholder on each such signature card, scanning such signature card into the Automated Work Distributor system (“AWD”) and sending the original signature card to United Missouri Bank, N.A. (“UMB”) for safekeeping;

(ii) Utilize UMB’s UNITEPlus system for daily settlement with UMB of checks presented against a Shareholder’s account, transmitting the aggregate settlement amount for all check presentments on each business day on which UMB is open for business, less the amount of any check presentments rejected from the prior business day;

(iii) Utilize UMB’s systems for review of accounts and processing of items rejected by UMB;

(iv) In accordance with Proper Instructions, place stop payment orders on specified checks utilizing the online systems of UMB;

(v) Provide information to UMB, on each business day, as to the current collected balance in specified Shareholder accounts;

(vi) With respect to checks that are rejected by UMB for reasons other than insufficient Shareholder account balance, perform the following services each business day, as applicable:

(A) For checks with faulty MICR encoding, incorrect formatting (1) perform a search of the Fund’s records, maintained on Transfer Agent’s recordkeeping systems, for open Shareholder accounts matching the available identifying Shareholder information on such check and (x) if no corresponding Shareholder account can be located, generate and send a report of such item to UMB, (y) if a corresponding Shareholder account can be located and the account of the Shareholder has a sufficient balance against which to process such check, instruct UMB to pay such check and (z) if a corresponding Shareholder account can be located and the account of the Shareholder does not have a sufficient balance against which to process such check, instruct UMB to return such check to the Shareholder, (2) review each item to determine the cause of the rejection and perform the following additional steps (x) if the cause was incorrect formatting or faulty MICR data, and the shareholder utilized a third party vendor or software platform, inform the Shareholder of the problem and advise the Shareholder to destroy remaining check stock, and, if requested by the Shareholder, order a new checkbook for such Shareholder and (y) if the cause was due to a check being written by a Shareholder against a Fund that no longer offers checkwriting privileges, inform the client of the problem and advise the client to destroy remaining check stock.

(B) For checks that are reported as duplicate check entries, (1) if the check can be viewed on UMB’s on-line system, view the check on-line in order to determine whether they are duplicative and (x) if not duplicative, confirm whether the Shareholder’s account has a sufficient balance to honor the check and, if so, instruct UMB to pay the check, (y) if not duplicative, confirm whether the Shareholder’s account has a sufficient balance to honor the check and, if not, instruct UMB to reject the check, and (z) if duplicative, instruct UMB to reject the check, and (2) if the check cannot be viewed on UMB’s on-line systems, contact the financial intermediary through which the Shareholder is transacting, if applicable, or the Shareholder if no financial intermediary is involved, and verify whether the potentially duplicative check is legitimate and (x) if verified to be legitimate by either such means, instruct UMB to pay such check and manually deduct the amount of such check from the Shareholder’s account for settlement with UMB on the next business day, (y) if the Shareholder or financial intermediary indicates that the check is forged or fraudulent, instruct UMB to reject the check and report the matter to the risk management function within Federated Services Company and (z) if the Shareholder or financial intermediary cannot be contacted, present the check for further review.

(vii) With respect to checks that are rejected by UMB for reasons of insufficient Shareholder account balance (“NSF Checks”), perform the following services each business day, as applicable:

(A) With respect to NSF Checks written by Shareholders whose accounts are maintained (x) by a broker/dealer that has executed an indemnity in favor of Transfer Agent in form and substance satisfactory to Transfer Agent (“Brokers”) and (y) by Federated Securities Corp. (“FSC”):

(1) Compile a daily list of NSF Checks, sorted by Broker name (including FSC, as applicable), and transmit such list to the respective Broker (including FSC, as applicable);

(2) Accept instructions from such Brokers (including FSC, as applicable) until 12:30 p.m. (Eastern) on each business day as to the disposition of each such NSF Check (the “Pay or Bounce Instructions”);

(3) Transmit all Pay or Bounce Instructions received by 12:30 p.m. (Eastern) on such business day to UMB by 1:00 p.m. (Eastern) on such business day;

(4) Create a same day wire purchase, or perform a current day transfer or exchange, in accordance with instructions specified in each Pay or Bounce Instruction (the “Deficit True-Up Transaction”), and post this information to the “Trade Pending” status information field on Transfer Agent’s recordkeeping systems;

(5) Confirm settlement of each Deficit True-Up Transaction (either receipt of wire or processing of transfer or exchange);

(6) Create a checkwriting redemption against the “Trade Pending” status information field on the Transfer Agent’s recordkeeping systems; and

(7) In the event that an additional checkwriting check is presented against a Shareholder account on the date an NSF Check for such Shareholder and with respect to which the Pay or Bounce Instruction has already been given, submit a “Resubmittal” report to the applicable Broker (including FSC, as applicable), indicating the new Shareholder account balance after giving effect to the prior Pay or Bounce Instruction.

(B) With respect to NSF Checks written by Shareholders whose accounts are maintained by a broker/dealer that has not executed an indemnity in favor of Transfer Agent, instruct UMB to bounce or reject such NSF Check.

SCHEDULE 2.2(h)

Debit Cadr Services/ACH Transactions Support

(A) Debit Card Services.

(i) Upon receipt of applications for debit card services, code the appropriate Shareholder account on Transfer Agent’s recordkeeping systems for debit card services and process the application, including manually inserting the fourteen-digit account number for such Shareholder on the application, scanning such application into the AWD and sending a copy of the application to UMB;

(ii) Utilize UMB’s UNITEPlus system for daily settlement with UMB of debit card transactions presented against a Shareholder’s account, transmitting the aggregate settlement amount for all such presentments on each business day on which UMB is open for business;

(iii) Utilize UMB’s systems for review of accounts and processing of items rejected by UMB;

(iv) Review daily reject reports from UMB and make any and all necessary adjustments to Shareholder accounts.

(B) Automated Clearing House System (“ACH”) Transactions. Transfer Agent will provide the following services in support of ACH transactions:

(i) Utilize UMB’s UNITEPlus system for daily settlement with UMB of ACH transactions presented against a Shareholder’s account, transmitting the aggregate settlement amount for all ACH transactions on each business day on which UMB is open for business, less the amount of any ACH transactions rejected from the prior business day; and

(iii) Utilize UMB’s systems for review of accounts and processing of ACH transaction items rejected by UMB.

It is recognized that there are electronic alternatives to traditional paper checks, including those transactions processed through the ACH. The settlements referred to in (B)(I) and (B)(ii) of this Schedule 2.2(h), together with any such electronic checks processed as ACH transactions, will be included in daily settlement amounts communicated between Transfer Agent and UMB under Schedule 2.2(g), and processing of these transactions will otherwise be handled according to the terms of such Schedule 2.2(g).

SCHEDULE 2.4

FUNCTIONAL MATRIX

None provided

SCHEDULE 3.1 – See Amd. dated 1/1/12 for new Fee Schedule

FEES

Effective As set forth in Section 3.5 of the Agreement to which this Schedule is attached.

Limitation on Liability: In accordance with the provisions of Section 9.2 of the Agreement to which this Schedule 3.1 is attached, the parties hereto agree that there shall be no limitations on the liability of the Transfer Agent under the Agreement.

Under and pursuant to the provisions of Section 3.1 of the Agreement to which this Schedule is attached, the parties agree that the Fees for the services to be provided under such Agreement shall be as follows:

Fee Type	Annual Fee

Complex Base Fee	$6,500,000
Per CUSIP Fee		$13,0401 For Each CUSIP
Annual Maintenance Fees
	Direct Accounts; Daily Dividend	$9.00 Per Account
	Direct Account; Non-Daily Dividend	$8.00 Per Account
	Matrix Level III; Daily Dividend	$6.00 Per Account
	Matrix Level III; Non-Daily Dividend	$5.00 Per Account

~~Telephone Servicing~~
	~~Complex Base Fee2~~	~~$2,700,0003~~

See Amd. dated 1/1/08

In addition to the Annual Fees set forth above, the following fees will also be applicable:

Usage fee for telephone servicing:
	Per Call Charge	$5.00 (For each call in excess of 62,250 in any month)

Kaufmann Fund (K Share) fees:

	Open account fee	$8.39/per account per year (in addition to the per account fee Referenced above)
	Correspondence	$5.25/letter
	Manual transaction fee	$2.62/transaction
	Research	$3,67/source

SCHEDULE 3.2

OUT-OF-POCKET EXPENSES

The Fund shall be responsible for its portion (either based upon actual usage where such usage can be definitively determined or on an equitably allocated basis where all Funds enjoy the same benefits) of expenses incurred by the Transfer Agent for the benefit of the Funds and/or the shareholders of the Funds, including but not limited to the following: (a) All shareholder records, trading information, programming charges and other shareholder trading and lookup enhancements, including DST’s TA 2000 system, FANWeb, Vision, as in existence on the date hereof, together with such changes as may be agreed to in writing by the Fund from time to time during the Term, (b) all costs and expenses for typesetting, printing, processing, coalating and mailing (including postage and/or courier charges) of documents, legally required to be delivered to shareholders, that the Transfer Agent is required to deliver hereunder or that have been required by shareholders, (c) costs and expenses related to the provision of customer services to shareholders in the Trusts and/or financial intermediaries, including but not limited to phone line charges, datacom charges, facsimile line charges, (d) membership fees, per CUSIP fees, and costs and expenses charged by the National Securities Clearing Corporation with respect to trades placed and/or cleared through such systems, (e) per transaction expenses incurred in connection with wires, ACH transactions, checkwriting transactions and availability, debit card transactions and availability, check processing, and escheatment, (f) costs and expenses associated with printing, mailing, production and replacement of checkbooks for shareholders electing checkwriting services, (g) costs and expenses incurred at the specific direction of the Funds or required by a regulatory organization and other out-of-pocket expenses deemed to be properly payable by the Fund adminstrator’s treasury department, (h) professional services costs and expenses associated with the performance of the annual SAS70 of the Transfer Agent and such other audits, compliance checks and other professional services required by the Funds to be performed with respect to the Transfer Agent, and (i) costs of shareholder servicing enhancements, enhancements specific to trading with a particular financial intermediary with the purpose of increasing assets in or promoting efficiency in the trading with a given Fund, systems automation costs and expenses that promote increases in shareholder servicing and/or processing efficiency or that cause a net reduction in overall fund expenses.

FIRST AMENDMENT TO

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS FIRST AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT (the “Amendment”) between each of the Federated Funds set forth on Exhibit A of the Original Agreement (the “Funds”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Transfer Agent”) is made and entered into as of the 10th day of October, 2005.

W I T N E S S E T H

WHEREAS, the Funds and the Transfer Agent are parties to that certain Transfer Agency and Service Agreement dated as of July 1, 2004 (the “Original Agreement”);

WHEREAS, the Funds and the Transfer Agent wish to amend the Original Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Schedule 3.1. The first footnote in Schedule 3.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1. For all new CUSIPs, the “Per CUSIP Fee” shall be waived for the first six (6) months after a new CUSIP is established.

2. Original Agreement. All references in the Original Agreement to the “Agreement” shall be deemed to be references to the Original Agreement, as amended hereby.

3. Capitalized Terms. Terms used as defined terms herein, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Original Agreement, as amended hereby.

4. No Other Amendments. Except as expressly amended hereby, the Original Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

By each of the Federated Funds set forth on Exhibit A of the Original Agreement

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Joseph L. Hooley

Name: Joseph L. Hooley

Title: Executive Vice President

FEDERATED FUNDS

5800 Corporate Drive

Pittsburgh, Pennsylvania 15237-7010

State Street Bank and Trust Company

c/o Boston Financial Data Services, Inc.
2 Heritage Drive, 4th Floor
North Quincy, MA 02171

Attn: Terry Metzger

Re: Amendment to Transfer Agency and Service Agreement.

Ladies and Gentlemen:

Reference is made to that certain Transfer Agency and Service Agreement, dated as of July 1, 2004, by and between each entity that has executed such agreement, as listed on the signature pages thereto, each such entity having its principal place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237 (collectively, the “Fund”), MDT Funds and State Street Bank and Trust Company (“State Street”) (as amended, modified or otherwise supplemented from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

Pursuant to the provisions of Section 16 of the Agreement, the Fund hereby provides written notice that there are nine (9) new Portfolios (set forth on Appendix A attached hereto)(the “New Funds”) as to which it is requested that State Street act as Transfer Agent pursuant to the terms of the Agreement. By signing below, State Street acknowledges and agrees that (i) State Street will act as Transfer Agent for the New Funds pursuant to the terms of the Agreement, (ii) Schedule A to the Agreement is hereby amended to add the New Funds, and (iii) with respect to the New Funds, reference in the Agreement to the “Funds” will be deemed to be references to the New Funds. State Street also acknowledges and agrees that upon the reorganization of the New Funds into Funds that are managed by an affiliate of Federated Investors, Inc., such New Funds shall, without payment or penalty of any type, no longer be subject to the Agreement.

[Signature page follows]

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

MDT Funds, on behalf of its portfolios identified in Appendix A hereto

By: /s/ John C. Duane

Name: John C. Duane

Title: Treasurer, duly authorized

By each of the Federated Funds set forth on Schedule A to the Agreement

By:_/s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: J. Christopher Donahue, duly authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ James L. Hooley

Name: James L. Hooley

Title: Executive Vice President

Effective Date: July 14, 2006

APPENDIX A

MDT All Cap Core Fund

MDT Balanced Growth Fund

MDT Short Term Bond Fund

MDT Small Cap Value Fund

MDT Small Cap Growth Fund

MDT Small Cap Core Fund

MDT Mid Cap Growth Fund

MDT Large Cap Growth Fund

MDT Tax-Aware All Cap Core Fund

Schedule A
to Transfer Agent and Service Agreement
dated July 1, 2004
(revised as of 7/14/06)

Effective Date	Investment Company Name	Fund Name	Share Class	Fund Numbers
07/01/04	Money Market Obligations Trust	Liberty U.S. Government Money Market Trust	A	2
07/01/04	Capital Preservation Fund	Capital Preservation Fund	ISP	4
07/01/04	Money Market Obligations Trust	Government Obligations Fund	IS	5
07/01/04	Federated International Series, Inc.	Federated International Equity Fund	A	6
07/01/04	Money Market Obligations Trust	Liquid Cash Trust	N/A	7
07/01/04	Money Market Obligations Trust	Pennsylvania Municipal Cash Trust	SS	8
07/01/04	Federated U.S. Government Securities Fund: 1-3 Years	Federated U.S. Government Securities Fund: 1-3 Years	IS	9
07/01/04	Money Market Obligations Trust	Prime Obligations Fund	IS	10
07/01/04	Federated Stock and Bond Fund, Inc.	Federated Stock and Bond Fund, Inc.	A	11
07/01/04	Money Market Obligations Trust	New York Municipal Cash Trust	SS	12
07/01/04	Money Market Obligations Trust	Tax-Free Obligations Fund	IS	15
07/01/04	Federated GNMA Trust	Federated GNMA Trust	IS	16
07/01/04	Money Market Obligations Trust	Prime Management Obligations Fund	IS	17
07/01/04	Money Market Obligations Trust	Federated Master Trust	N/A	18
07/01/04	Federated Stock Trust	Federated Stock Trust	N/A	19
07/01/04	Federated Municipal Securities Fund, Inc.	Federated Municipal Securities Fund, Inc.	A	20
07/01/04	Federated Government Income Securities, Inc.	Federated Government Income Securities, Inc.	F	21
07/01/04	Money Market Obligations Trust	Connecticut Municipal Cash Trust	SS	23
07/01/04	Federated Short-Term Municipal Trust	Federated Short-Term Municipal Trust	IS	24
07/01/04	Capital Preservation Fund	Capital Preservation Fund	KP	25
07/01/04	Money Market Obligations Trust	Arizona Municipal Cash Trust	SS	31
07/01/04	Money Market Obligations Trust	Liberty U.S. Government Money Market Trust	C	32
07/01/04	Money Market Obligations Trust	Liberty U.S. Government Money Market Trust	F	33
07/01/04	Federated Income Trust	Federated Income Trust	IS	36
07/01/04	Federated High Yield Trust	Federated High Yield Trust	N/A	38
07/01/04	Federated Index Trust	Federated Max-Cap Index Fund	IS	39
07/01/04	Capital Preservation Fund	Federated Capital Preservation Fund	IP	40
07/01/04	Money Market Obligations Trust	Automated Government Money Trust	N/A	44
03/01/05	Federated Core Trust II, L.P.	Market Plus Core Fund	N/A	45
07/01/04	Cash Trust Series, Inc	Government Cash Series	N/A	46
07/01/04	Federated U.S. Government Securities Fund: 2-5 Years	Federated U.S. Government Securities Fund: 2-5 Years	IS	47
07/01/04	Federated Equity Funds	Federated Mid-Cap Growth Strategies Fund	A	48
07/01/04	Cash Trust Series, Inc	Treasury Cash Series	N/A	49
07/01/04	Money Market Obligations Trust	Trust for Short-Term US Government Securities	N/A	52
07/01/04	Money Market Obligations Trust	Automated Cash Management Trust	CII	53
07/01/04	Money Market Obligations Trust	Federated Short-Term U.S. Government Trust	N/A	57
07/01/04	Money Market Obligations Trust	Trust for U.S. Treasury Obligations	N/A	59
07/01/04	Money Market Obligations Trust	Money Market Management	N/A	62
06/01/05	Federated Institutional Trust	Federated Intermediate Government/Corporate Fund	IS	63
07/01/04	Federated Income Securities Trust	Federated Short-Term Income Fund	IS	65
07/01/04	Federated Equity Funds	Federated Kaufmann Fund	A	66
07/01/04	Federated Equity Funds	Federated Kaufmann Fund	B	67
07/01/04	Money Market Obligations Trust	Treasury Obligations Fund	IS	68
07/01/04	Federated Equity Funds	Federated Kaufmann Fund	C	70
07/01/04	Money Market Obligations Trust	Minnesota Municipal Cash Trust	CS	71
07/01/04	Money Market Obligations Trust	Federated Tax-Free Trust	N/A	73

Schedule A
to Transfer Agent and Service Agreement
dated July 1, 2004
(revised as of 7/14/06)

07/01/04	Federated Equity Funds	Federated Kaufmann Fund	K	74
07/01/04	Money Market Obligations Trust	Automated Cash Management Trust	SS	75
07/01/04	Intermediate Municipal Trust	Federated Intermediate Municipal Trust	IS	78
07/01/04	Federated U.S. Government Securities Fund: 1-3 Years	Federated U.S. Government Securities Fund: 1-3 Years	Y	79
07/01/04	Money Market Obligations Trust	California Municipal Cash Trust	SS	80
07/01/04	Money Market Obligations Trust	Minnesota Municipal Cash Trust	IS	81
07/01/04	Money Market Obligations Trust	Automated Government Cash Reserves	N/A	82
07/01/04	Federated U.S. Government Bond Fund	Federated U.S. Government Bond Fund	N/A	86
07/01/04	Money Market Obligations Trust	Massachusetts Municipal Cash Trust	SS	87
07/01/04	Federated Adjustable Rate Securities Fund	Federated Adjustable Rate Securities Fund	IS	96
07/01/04	Federated Core Trust II, L.P.	Emerging Markets Fixed Income Core Fund	N/A	97
07/01/04	Federated Adjustable Rate Securities Fund	Federated Adjustable Rate Securities Fund	SS	99
07/01/04	Federated U.S. Government Securities Fund: 1-3 Years	Federated U.S. Government Securities Fund: 1-3 Years	SS	100
07/01/04	Federated GNMA Trust	Federated GNMA Trust	SS	101
07/01/04	Federated Income Trust	Federated Income Trust	SS	102
07/01/04	Federated World Investment Series, Inc.	Federated International Value Fund	A	103
07/01/04	Federated World Investment Series, Inc.	Federated International Value Fund	B	104
07/01/04	Federated World Investment Series, Inc.	Federated International Value Fund	C	105
06/01/05	Federated Institutional Trust	Federated Intermediate Government/Corporate Fund	SS	107
07/01/04	Federated Total Return Series, Inc.	Federated Ultrashort Bond Fund	IS	108
07/01/04	Federated International Series, Inc.	Federated International Bond Fund	A	109
07/01/04	Money Market Obligations Trust	New York Municipal Cash Trust	CII	111
09/01/05	Federated Core Trust	Federated Government Pool	N/A	112
07/01/04	Money Market Obligations Trust	New Jersey Municipal Cash Trust	IS	116
07/01/04	Money Market Obligations Trust	U.S. Treasury Cash Reserves	IS	125
07/01/04	Money Market Obligations Trust	Automated Treasury Cash Reserves	N/A	126
07/01/04	Money Market Obligations Trust	New Jersey Municipal Cash Trust	SS	128
07/01/04	Cash Trust Series, Inc	Government Cash Series	N/A	132
07/01/04	Cash Trust Series, Inc	Treasury Cash Series	N/A	135
07/01/04	Cash Trust Series, Inc	Municipal Cash Series	N/A	137
07/01/04	Cash Trust Series, Inc	Prime Cash Series	N/A	139
07/01/04	Cash Trust Series II	Treasury Cash Series II	N/A	140
07/01/04	Cash Trust Series II	Municipal Cash Series II	N/A	141
07/01/04	Federated Municipal Securities Income Trust	Federated Michigan Intermediate Municipal Trust	A	144
07/01/04	Federated Municipal Securities Income Trust	Federated Michigan Intermediate Municipal Trust	A	145
09/01/05	Federated Core Trust	Federated Prime Pool	N/A	146
07/01/04	Federated Index Trust	Federated Mini-Cap Index Fund	IS	149
07/01/04	Money Market Obligations Trust	Pennsylvania Municipal Cash Trust	CS	150
07/01/04	Federated Index Trust	Federated Mid-Cap Index Fund	N/A	151
09/01/05	Federated Equity Funds	Federated Kaufmann Small Cap Fund	K	154
09/01/05	Federated Core Trust	Federated Inflation-Protected Securities Core Fund	N/A	155
12/01/05	Federated Managed Pool Series	Federated Corporate Bond Strategy Portfolio	N/A	157
07/01/04	Federated Income Securities Trust	Federated Short-Term Income Fund	SS	161
07/01/04	Federated Government Income Securities, Inc.	Federated Government Income Securities, Inc.	A	166
07/01/04	Federated Municipal High Yield Advantage Fund, Inc.	Federated Municipal High Yield Advantage Fund, Inc.	A	167
07/01/04	Federated Government Income Securities, Inc.	Federated Government Income Securities, Inc.	B	168
07/01/04	Federated Municipal High Yield Advantage Fund, Inc.	Federated Municipal High Yield Advantage Fund, Inc.	B	170
07/01/04	Federated Government Income Securities, Inc.	Federated Government Income Securities, Inc.	C	171
07/01/04	Money Market Obligations Trust	Ohio Municipal Cash Trust	SS	174
07/01/04	Federated Intermediate Government Fund, Inc.	Federated Intermediate Government Fund, Inc.	IS	175
07/01/04	Cash Trust Series II	Treasury Cash Series II	N/A	182
12/01/05	Federated Income Securities Trust	Federated Real Return Bond Fund	A	183

Schedule A
to Transfer Agent and Service Agreement
dated July 1, 2004
(revised as of 7/14/06)

12/01/05	Federated Income Securities Trust	Federated Real Return Bond Fund	C	184
12/01/05	Federated Income Securities Trust	Federated Real Return Bond Fund	IS	185
07/01/04	Cash Trust Series II	Municipal Cash Series II	N/A	189
07/01/04	Federated U.S. Government Securities Fund: 2-5 Years	Federated U.S. Government Securities Fund: 2-5 Years	SS	192
07/01/04	Money Market Obligations Trust	Ohio Municipal Cash Trust	CII	194
07/01/04	Federated Investment Series Fund, Inc.	Federated Bond Fund	F	198
09/01/05	Federated Managed Allocation Portfolios	Federated Balanced Allocation Fund	C	202
07/01/04	Federated Municipal Securities Income Trust	Federated California Municipal Income Fund	A	208
07/01/04	Federated Municipal Securities Income Trust	Federated New York Municipal Income Fund	A	209
07/01/04	Federated Municipal High Yield Advantage Fund, Inc.	Federated Municipal High Yield Advantage Fund, Inc.	C	214
07/01/04	Federated Total Return Series, Inc.	Federated Ultrashort Bond Fund	A	218
07/01/04	Federated American Leaders Fund, Inc	Federated American Leaders Fund, Inc	C	235
07/01/04	Federated Income Securities Trust	Federated Fund for U.S. Government Securities	C	238
07/01/04	Federated International Series, Inc.	Federated International Equity Fund	C	239
07/01/04	Federated International Series, Inc.	Federated International Bond Fund	C	240
07/01/04	Federated Equity Income Fund, Inc.	Federated Equity Income Fund, Inc.	C	241
07/01/04	Federated High Income Bond Fund, Inc.	Federated High Income Bond Fund, Inc.	C	242
07/01/04	Federated Municipal Securities Fund, Inc.	Federated Municipal Securities Fund, Inc.	C	243
07/01/04	Federated Income Securities Trust	Federated Capital Income Fund	C	244
12/01/05	Federated Insurance Series	Federated Market Opportunity Fund II	N/A	246
12/01/05	Federated Managed Allocation Portfolios	Federated Target ETF Fund 2035	A	247
12/01/05	Federated Managed Allocation Portfolios	Federated Target ETF Fund 2035	K	248
12/01/05	Federated Managed Allocation Portfolios	Federated Target ETF Fund 2035	IS	249
07/01/04	Federated Insurance Series	Federated High Income Bond Fund II	N/A	250
07/01/04	Federated Insurance Series	Federated Capital Appreciation Fund II	PRIM	252
07/01/04	Federated Fixed Income Securities, Inc.	Federated Municipal Ultrashort Fund	IS	253
07/01/04	Federated Fixed Income Securities, Inc.	Federated Municipal Ultrashort Fund	A	254
07/01/04	Federated Equity Funds	Federated Market Opportunity Fund	A	257
07/01/04	Federated Equity Funds	Federated Market Opportunity Fund	B	258
07/01/04	Federated Equity Funds	Federated Market Opportunity Fund	C	259
07/01/04	Federated American Leaders Fund, Inc	Federated American Leaders Fund, Inc	F	274
07/01/04	Federated Fixed Income Securities, Inc.	Federated Limited Term Municipal Fund	A	275
07/01/04	Federated Fixed Income Securities, Inc.	Federated Limited Term Municipal Fund	F	276
07/01/04	Money Market Obligations Trust	California Municipal Cash Trust	CII	280
07/01/04	Federated Index Trust	Federated Max-Cap Index Fund	SS	281
07/01/04	Money Market Obligations Trust	Virginia Municipal Cash Trust	IS	286
07/01/04	Money Market Obligations Trust	Virginia Municipal Cash Trust	SS	287
07/01/04	Federated Total Return Series, Inc.	Federated Total Return Bond Fund	SS	288
07/01/04	Federated Short-Term Municipal Trust	Federated Short-Term Municipal Trust	SS	289
07/01/04	Money Market Obligations Trust	Tax-Free Instruments Trust	SS	295
07/01/04	Federated Income Securities Trust	Federated Intermediate Corporate Bond Fund	IS	303
07/01/04	Federated Equity Income Fund, Inc.	Federated Equity Income Fund, Inc.	F	304
07/01/04	Federated High Income Bond Fund, Inc.	Federated High Income Bond Fund, Inc.	A	305
07/01/04	Federated American Leaders Fund, Inc	Federated American Leaders Fund, Inc	A	307
09/01/05	Federated Managed Allocation Portfolios	Federated Balanced Allocation Fund	A	308
07/01/04	Federated Income Securities Trust	Federated Fund for U.S. Government Securities	A	309
07/01/04	Federated Municipal High Yield Advantage Fund, Inc.	Federated Municipal High Yield Advantage Fund, Inc.	F	310
07/01/04	Federated Municipal Securities Income Trust	Federated Pennsylvania Municipal Income Fund	A	311
07/01/04	Federated Income Securities Trust	Federated Capital Income Fund	A	312
07/01/04	Federated Municipal Securities Income Trust	Federated Ohio Municipal Income Fund	F	313
07/01/04	Federated International Series, Inc.	Federated International Bond Fund	A	316
07/01/04	Federated High Income Bond Fund, Inc.	Federated High Income Bond Fund, Inc.	A	317

Schedule A
to Transfer Agent and Service Agreement
dated July 1, 2004
(revised as of 7/14/06)

07/01/04	Federated Intermediate Government Fund, Inc.	Federated Intermediate Government Fund, Inc.	SS	318
07/01/04	Money Market Obligations Trust	Alabama Municipal Cash Trust	N/A	319
07/01/04	Money Market Obligations Trust	North Carolina Municipal Cash Trust	N/A	321
07/01/04	Federated Equity Funds	Federated Large Cap Growth Fund	A	322
07/01/04	Federated Equity Funds	Federated Large Cap Growth Fund	B	323
07/01/04	Federated Equity Funds	Federated Large Cap Growth Fund	C	324
07/01/04	Federated Equity Income Fund, Inc.	Federated Equity Income Fund, Inc.	A	326
07/01/04	Federated Total Return Series, Inc.	Federated Total Return Bond Fund	IS	328
07/01/04	Federated Insurance Series	Federated Prime Money Fund II	N/A	330
07/01/04	Money Market Obligations Trust	Liberty U.S. Government Money Market Trust	A	331
07/01/04	Federated American Leaders Fund, Inc	Federated American Leaders Fund, Inc	A	332
07/01/04	Federated Insurance Series	Federated Capital Income Fund II	N/A	333
07/01/04	Federated Insurance Series	Federated Fund for U.S. Government Securities II	N/A	334
07/01/04	Federated Insurance Series	Federated High Income Bond Fund II	N/A	336
07/01/04	Federated Income Securities Trust	Federated Fund for U.S. Government Securities	A	337
07/01/04	Federated Insurance Series	Federated American Leaders Fund II	PRIM	338
07/01/04	Money Market Obligations Trust	Tax-Free Instruments Trust	IV	342
07/01/04	Federated International Series, Inc.	Federated International Equity Fund	A	345
07/01/04	Federated Income Securities Trust	Federated Intermediate Corporate Bond Fund	SS	348
07/01/04	Money Market Obligations Trust	Money Market Management	N/A	349
07/01/04	Federated Stock and Bond Fund, Inc.	Federated Stock and Bond Fund, Inc.	A	351
07/01/04	Federated Managed Allocation Portfolios	Federated Conservative Allocation Fund	IS	357
07/01/04	Federated Municipal Securities Fund, Inc.	Federated Municipal Securities Fund, Inc.	A	358
07/01/04	Federated Managed Allocation Portfolios	Federated Conservative Allocation Fund	SEL	359
07/01/04	Federated Managed Allocation Portfolios	Federated Moderate Allocation Fund	IS	360
07/01/04	Federated Managed Allocation Portfolios	Federated Moderate Allocation Fund	SEL	362
07/01/04	Money Market Obligations Trust	Tax-Free Instruments Trust	IV	365
07/01/04	Cash Trust Series, Inc	Municipal Cash Series	N/A	369
07/01/04	Cash Trust Series, Inc	Prime Cash Series	N/A	372
07/01/04	Federated Stock and Bond Fund, Inc.	Federated Stock and Bond Fund, Inc.	B	373
07/01/04	Federated Income Securities Trust	Federated Capital Income Fund	F	374
07/01/04	Federated Managed Allocation Portfolios	Federated Growth Allocation Fund	IS	376
07/01/04	Federated Managed Allocation Portfolios	Federated Growth Allocation Fund	SEL	377
07/01/04	Money Market Obligations Trust	Maryland Municipal Cash Trust	N/A	378
07/01/04	Federated Fixed Income Securities, Inc.	Federated Strategic Income Fund	A	381
07/01/04	Federated Fixed Income Securities, Inc.	Federated Strategic Income Fund	C	382
07/01/04	Federated Fixed Income Securities, Inc.	Federated Strategic Income Fund	F	383
07/01/04	Federated Municipal Securities Fund, Inc.	Federated Municipal Securities Fund, Inc.	A	384
07/01/04	Money Market Obligations Trust	Government Obligations Fund	SS	395
07/01/04	Money Market Obligations Trust	Prime Obligations Fund	SS	396
07/01/04	Money Market Obligations Trust	Tax-Free Obligations Fund	SS	397
07/01/04	Money Market Obligations Trust	Treasury Obligations Fund	SS	398
07/01/04	Federated Total Return Series, Inc.	Federated Total Return Bond Fund	A	404
07/01/04	Federated Total Return Series, Inc.	Federated Total Return Bond Fund	B	405
07/01/04	Federated Total Return Series, Inc.	Federated Total Return Bond Fund	C	406
07/01/04	Federated Municipal Securities Income Trust	Federated Vermont Municipal Income Fund	A	596
07/01/04	Federated American Leaders Fund, Inc	Federated American Leaders Fund, Inc	B	600
07/01/04	Federated Income Securities Trust	Federated Fund for U.S. Government Securities	B	601
07/01/04	Federated Municipal Securities Fund, Inc.	Federated Municipal Securities Fund, Inc.	B	602
09/01/05	Federated Managed Allocation Portfolios	Federated Balanced Allocation Fund	B	603
07/01/04	Federated Income Securities Trust	Federated Short-Term Income Fund	A	607
07/01/04	Federated Stock and Bond Fund, Inc.	Federated Stock and Bond Fund, Inc.	C	608

Schedule A
to Transfer Agent and Service Agreement
dated July 1, 2004
(revised as of 7/14/06)

07/01/04	Federated World Investment Series, Inc.	Federated International High Income Fund	A	609
07/01/04	Federated World Investment Series, Inc.	Federated International High Income Fund	B	610
07/01/04	Federated World Investment Series, Inc.	Federated International High Income Fund	C	611
07/01/04	Money Market Obligations Trust	Florida Municipal Cash Trust	IS	625
07/01/04	Federated Institutional Trust	Federated Government Ultrashort Duration Fund	IS	626
07/01/04	Federated International Series, Inc.	Federated International Equity Fund	B	627
07/01/04	Federated International Series, Inc.	Federated International Bond Fund	B	628
07/01/04	Federated Equity Income Fund, Inc.	Federated Equity Income Fund, Inc.	B	629
07/01/04	Federated High Income Bond Fund, Inc.	Federated High Income Bond Fund, Inc.	B	630
07/01/04	Federated Income Securities Trust	Federated Capital Income Fund	B	631
07/01/04	Money Market Obligations Trust	U.S. Treasury Cash Reserves	SS	632
07/01/04	Money Market Obligations Trust	Liberty U.S. Government Money Market Trust	B	634
07/01/04	Federated Insurance Series	Federated International Equity Fund II	N/A	635
07/01/04	Money Market Obligations Trust	Government Obligations Tax Managed Fund	IS	636
07/01/04	Money Market Obligations Trust	Government Obligations Tax Managed Fund	SS	637
07/01/04	Federated Income Securities Trust	Federated Short-Term Income Fund	Y	638
07/01/04	Money Market Obligations Trust	Michigan Municipal Cash Trust	SS	640
07/01/04	Federated Investment Series Fund, Inc.	Federated Bond Fund	A	641
07/01/04	Federated Investment Series Fund, Inc.	Federated Bond Fund	A	642
07/01/04	Federated Investment Series Fund, Inc.	Federated Bond Fund	C	643
07/01/04	Money Market Obligations Trust	Pennsylvania Municipal Cash Trust	IS	644
07/01/04	Federated Total Return Government Bond Fund	Federated Total Return Government Bond Fund	IS	647
07/01/04	Federated Total Return Government Bond Fund	Federated Total Return Government Bond Fund	SS	648
07/01/04	Federated Equity Funds	Federated Mid-Cap Growth Strategies Fund	B	649
07/01/04	Federated Equity Funds	Federated Mid-Cap Growth Strategies Fund	C	650
07/01/04	Money Market Obligations Trust	Georgia Municipal Cash Trust	N/A	651
07/01/04	Federated Fixed Income Securities, Inc.	Federated Strategic Income Fund	B	652
07/01/04	Federated Insurance Series	Federated Mid-Cap Growth Strategies Fund II	N/A	654
12/01/04	Federated Equity Funds	Federated Strategic Value Fund	A	661
12/01/04	Federated Equity Funds	Federated Strategic Value Fund	IS	662
12/01/04	Federated Equity Funds	Federated Strategic Value Fund	C	663
07/01/04	Federated Equity Funds	Federated Capital Appreciation Fund	A	674
07/01/04	Federated Equity Funds	Federated Capital Appreciation Fund	B	675
07/01/04	Federated Equity Funds	Federated Capital Appreciation Fund	C	676
07/01/04	Federated Equity Funds	Federated Mid-Cap Growth Strategies Fund	A	677
07/01/04	Federated World Investment Series, Inc.	Federated International Small Company Fund	A	695
07/01/04	Federated World Investment Series, Inc.	Federated International Small Company Fund	B	696
07/01/04	Federated World Investment Series, Inc.	Federated International Small Company Fund	C	697
07/01/04	Money Market Obligations Trust	Florida Municipal Cash Trust	CII	698
07/01/04	Money Market Obligations Trust	Prime Obligations Fund	TR	700
07/01/04	Money Market Obligations Trust	Treasury Obligations Fund	TR	702
07/01/04	Money Market Obligations Trust	Government Obligations Fund	TR	703
03/01/05	Federated Core Trust II, L.P.	Market Plus Core Fund	N/A	720
12/01/05	Federated Managed Allocation Portfolios	Federated Target ETF Fund 2015	A	721
12/01/05	Federated Managed Allocation Portfolios	Federated Target ETF Fund 2015	K	722
12/01/05	Federated Managed Allocation Portfolios	Federated Target ETF Fund 2015	IS	723
07/01/04	Federated Municipal Securities Income Trust	Federated New York Municipal Income Fund	B	738
07/01/04	Intermediate Municipal Trust	Federated Intermediate Municipal Trust	Y	739
12/01/05	Federated Managed Pool Series	Federated International Bond Strategy Portfolio	N/A	742
12/01/05	Federated Managed Pool Series	Federated Mortgage Strategy Portfolio	N/A	743
12/01/05	Federated Managed Pool Series	Federated High-Yield Strategy Portfolio	N/A	744
07/01/04	Federated Equity Funds	Federated Kaufmann Small Cap Fund	A	757

Schedule A
to Transfer Agent and Service Agreement
dated July 1, 2004
(revised as of 7/14/06)

07/01/04	Federated Equity Funds	Federated Kaufmann Small Cap Fund	B	758
07/01/04	Federated Equity Funds	Federated Kaufmann Small Cap Fund	C	759
07/01/04	Money Market Obligations Trust	California Municipal Cash Trust	IS	800
07/01/04	Money Market Obligations Trust	Ohio Municipal Cash Trust	IS	801
07/01/04	Money Market Obligations Trust	Michigan Municipal Cash Trust	IS	802
07/01/04	Money Market Obligations Trust	Prime Management Obligations Fund	IC	803
07/01/04	Money Market Obligations Trust	Prime Management Obligations Fund	SS	804
07/01/04	Money Market Obligations Trust	Government Obligations Fund	IC	805
12/01/04	Money Market Obligations Trust	Federated Capital Reserves Fund	N/A	806
12/01/04	Money Market Obligations Trust	Federated Government Reserves Fund	N/A	807
12/01/04	Money Market Obligations Trust	Federated Municipal Trust	N/A	808
07/01/04	Money Market Obligations Trust	California Municipal Cash Trust	IC	809
07/01/04	Money Market Obligations Trust	California Municipal Cash Trust	CS	810
07/01/04	Money Market Obligations Trust	Connecticut Municipal Cash Trust	CS	811
07/01/04	Money Market Obligations Trust	Florida Municipal Cash Trust	CS	815
07/01/04	Money Market Obligations Trust	Massachusetts Municipal Cash Trust	CS	823
07/01/04	Money Market Obligations Trust	New Jersey Municipal Cash Trust	CS	824
07/01/04	Money Market Obligations Trust	New York Municipal Cash Trust	IS	825
07/01/04	Federated Insurance Series	Federated Equity Income Fund II	N/A	834
07/01/04	Federated Total Return Series, Inc.	Federated Mortgage Fund	IS	835
07/01/04	Federated Total Return Series, Inc.	Federated Mortgage Fund	SS	837
07/01/04	Federated Total Return Series, Inc.	Federated Ultrashort Bond Fund	SS	838
07/01/04	Federated Municipal Securities Income Trust	Federated Pennsylvania Municipal Income Fund	B	842
07/01/04	Money Market Obligations Trust	Prime Cash Obligations Fund	IS	851
07/01/04	Money Market Obligations Trust	Municipal Obligations Fund	IS	852
07/01/04	Money Market Obligations Trust	Prime Value Obligations Fund	IS	853
07/01/04	Money Market Obligations Trust	Prime Cash Obligations Fund	SS	854
07/01/04	Money Market Obligations Trust	Municipal Obligations Fund	SS	855
07/01/04	Money Market Obligations Trust	Prime Value Obligations Fund	SS	856
07/01/04	Money Market Obligations Trust	Prime Cash Obligations Fund	IC	857
07/01/04	Money Market Obligations Trust	Municipal Obligations Fund	IC	858
07/01/04	Money Market Obligations Trust	Prime Value Obligations Fund	IC	859
07/01/04	Money Market Obligations Trust	Automated Cash Management Trust	CII	860
07/01/04	Money Market Obligations Trust	New York Municipal Cash Trust	SS	861
07/01/04	Money Market Obligations Trust	Treasury Obligations Fund	IC	862
07/01/04	Federated World Investment Series, Inc.	Federated International Capital Appreciation Fund	A	863
07/01/04	Federated World Investment Series, Inc.	Federated International Capital Appreciation Fund	B	864
07/01/04	Federated World Investment Series, Inc.	Federated International Capital Appreciation Fund	C	865
07/01/04	Federated Index Trust	Federated Max-Cap Index Fund	C	867
07/01/04	Federated Index Trust	Federated Mini-Cap Index Fund	C	868
07/01/04	Federated Municipal Securities Income Trust	Federated California Municipal Income Fund	B	870
07/01/04	Federated Core Trust	High-Yield Bond Portfolio	N/A	871
07/01/04	Money Market Obligations Trust	New York Municipal Cash Trust	CS	878
07/01/04	Federated Income Securities Trust	Federated Muni and Stock Advantage Fund	A	887
07/01/04	Federated Income Securities Trust	Federated Muni and Stock Advantage Fund	B	888
07/01/04	Federated Income Securities Trust	Federated Muni and Stock Advantage Fund	C	889
07/01/04	Federated Core Trust II, L.P.	Capital Appreciation Core Fund	N/A	890
07/01/04	Federated Institutional Trust	Federated Government Ultrashort Duration Fund	A	891
07/01/04	Federated Equity Funds	Federated Capital Appreciation Fund	K	892
07/01/04	Federated Total Return Series, Inc.	Federated Total Return Bond Fund	K	893
07/01/04	Federated Stock and Bond Fund, Inc.	Federated Stock and Bond Fund, Inc.	K	894
07/01/04	Federated Index Trust	Federated Max-Cap Index Fund	K	895

Schedule A
to Transfer Agent and Service Agreement
dated July 1, 2004
(revised as of 7/14/06)

07/01/04	Federated U.S. Government Securities Fund: 2-5 Years	Federated U.S. Government Securities Fund: 2-5 Years	K	896
07/01/04	Federated American Leaders Fund, Inc	Federated American Leaders Fund, Inc	K	897
07/01/04	Money Market Obligations Trust	Virginia Municipal Cash Trust	CS	898
07/01/04	Federated Institutional Trust	Federated Institutional High Yield Bond Fund	IS	900
07/01/04	Money Market Obligations Trust	Massachusetts Municipal Cash Trust	SS	902
12/01/05	Federated Managed Allocation Portfolios	Federated Target ETF Fund 2025	A	916
12/01/05	Federated Managed Allocation Portfolios	Federated Target ETF Fund 2025	K	917
12/01/05	Federated Managed Allocation Portfolios	Federated Target ETF Fund 2025	IS	918
07/01/04	Federated Insurance Series	Federated Quality Bond Fund II	PRIM	921
07/01/04	Federated Insurance Series	Federated Capital Appreciation Fund II	SERV	928
07/01/04	Federated Insurance Series	Federated Quality Bond Fund II	SERV	929
07/01/04	Federated Core Trust	Federated Mortgage Core Portfolio	N/A	938
07/01/04	Federated Municipal Securities Income Trust	Federated North Carolina Municipal Income Fund	A	950
07/01/04	Federated Insurance Series	Federated American Leaders Fund II	SERV	952
07/01/04	Federated Insurance Series	Federated Kaufmann Fund II	PRIM	953
07/01/04	Federated Insurance Series	Federated Kaufmann Fund II	SERV	957
07/01/04	Federated Equity Funds	Federated Technology Fund	A	965
07/01/04	Federated Equity Funds	Federated Technology Fund	B	966
07/01/04	Federated Equity Funds	Federated Technology Fund	C	967
07/01/04	Federated Institutional Trust	Federated Government Ultrashort Duration Fund	SS	969
06/01/06	Federated Municipal Securities Income Trust	Federated Municipal High Yield Advantage Fund	A
06/01/06	Federated Municipal Securities Income Trust	Federated Municipal High Yield Advantage Fund	B
06/01/06	Federated Municipal Securities Income Trust	Federated Municipal High Yield Advantage Fund	C
06/01/06	Federated Municipal Securities Income Trust	Federated Municipal High Yield Advantage Fund	F
07/14/06	MDT Funds	MDT All Cap Core Fund	A
07/14/06	MDT Funds	MDT All Cap Core Fund	C
07/14/06	MDT Funds	MDT All Cap Core Fund	IS
07/14/06	MDT Funds	MDT Tax Aware All Cap Core Fund	A
07/14/06	MDT Funds	MDT Tax Aware All Cap Core Fund	C
07/14/06	MDT Funds	MDT Tax Aware All Cap Core Fund	IS
07/14/06	MDT Funds	MDT Large Cap Growth Fund	A
07/14/06	MDT Funds	MDT Large Cap Growth Fund	C
07/14/06	MDT Funds	MDT Large Cap Growth Fund	IS
07/14/06	MDT Funds	MDT Mid Cap Growth Fund	A
07/14/06	MDT Funds	MDT Mid Cap Growth Fund	C
07/14/06	MDT Funds	MDT Mid Cap Growth Fund	IS
07/14/06	MDT Funds	MDT Small Cap Value Fund	A
07/14/06	MDT Funds	MDT Small Cap Value Fund	C
07/14/06	MDT Funds	MDT Small Cap Value Fund	IS
07/14/06	MDT Funds	MDT Small Cap Growth Fund	A
07/14/06	MDT Funds	MDT Small Cap Growth Fund	C
07/14/06	MDT Funds	MDT Small Cap Growth Fund	IS
07/14/06	MDT Funds	MDT Small Cap Core Fund	A
07/14/06	MDT Funds	MDT Small Cap Core Fund	C
07/14/06	MDT Funds	MDT Small Cap Core Fund	IS
07/14/06	MDT Funds	MDT Balanced Fund	A
07/14/06	MDT Funds	MDT Balanced Fund	C
07/14/06	MDT Funds	MDT Balanced Fund	IS

Schedule A
to Transfer Agent and Service Agreement
dated July 1, 2004
(revised as of 7/14/06)

07/14/06	MDT Funds	MDT Short-Term Bond Fund	A
07/14/06	MDT Funds	MDT Short-Term Bond Fund	C
07/14/06	MDT Funds	MDT Short-Term Bond Fund	IS

State Street Bank and Trust Company

By:

Name: James L. Hooley

Title: Executive Vice President

By each of the Federated Funds set forth on Schedule A

By:

Name: J. Christopher Donahue

Title: President

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (the “Amendment”), made as of the 30th day of August, 2006 (the “Effective Date”), amends that certain Transfer Agency and Service Agreement, dated as of July 1, 2004 (the “Agreement”) by and between each of the entities listed on the signature pages to the Agreement (the “Funds”) and the State Street Bank and Trust Company (the “Transfer Agent”). Capitalized terms used, but not otherwise defined hereto, shall have the meaning ascribed hereto in the Agreement.

RECITALS

WHEREAS, the Funds and Transfer Agent are parties to the Agreement under and pursuant to which Transfer Agent has agreed to perform services as transfer agent, dividend disbursing agent and agent in connection with certain other activities of the Funds; and

WHEREAS, the Funds and the Transfer Agent wish to amend the Agreement in order to more clearly articulate the services to be performed by the Transfer Agent.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1. Amendments to the Agreement: The Agreement is hereby amended as follows:

(a) Section 1 of the Agreement is hereby amended by adding the following defined term thereto:

“Routine Records Requests” shall mean (i) any subpoena, court order or request for information from a governmental authority (a) with respect to a shareholder in a Fund, (b) that would be required to be maintained (or is maintained) by the Transfer Agent of the Fund, (c) that can be obtained without resorting to information outside of the Transfer Agent’s records, and (d) with respect to a matter not involving a claim directly against the Fund or its service providers and (ii) any request to take action against the assets in a shareholder account, such as seizure, levy, or hold, pursuant to a court order or governmental subpoena.

(b) Section 2 of the Agreement is hereby amended by amending and restating Sub-Section 2.1(F)(4) thereof in its entirety as follows:

“(4) The Transfer Agent shall: (a) enter into account control agreements, for, on behalf of, and in the name of the Funds for the purpose of perfecting the security interest of a lender in Shares pledged as collateral by a Shareholder under and pursuant to an Uncertificated Securities Account Control Agreement in the form attached hereto as Exhibit B, and to perform the obligations of the Issuer (as defined therein) thereunder in accordance with the terms thereof; and (b) operationally support transactions with registered owners of omnibus accounts with whom the Funds have an agreement for the provision of services necessary for the recordkeeping or sub-accounting of share positions held in underlying sub-accounts (each, a “Recordkeeping Agreement” (the form of which is attached hereto as Exhibit B-1) or with respect to unregistered banks each a “Mutual Funds Account Administration Agreement” (the form of which is attached hereto as Exhibit B-2)), by agreeing to (i) perform, pursuant to Proper Instructions, those obligations of the Funds under the Recordkeeping Agreements and Mutual Funds Account Administration Agreements as are set forth in such Agreements between the Funds and the other party thereto in accordance with the guidelines attached hereto as Exhibit B-3 (“Operational Guidelines”) and (ii) for any Mutual Funds Account Administration Agreements subject to the “Non-Omnibus Amendment to the Mutual Funds Account Administration Agreement” (the form of which is attached hereto as Exhibit B-4) with respect to the accounts subject to the Amendment, (A) maintain sub-accounts for Shares that are held by the party Institution on behalf of their customers (“Sub-Accounts”). (B) make such Sub-Account records available electronically for those Institutions’ use in performing such Institution obligations under the respective Mutual Funds Account Administration Agreement, as amended; and (C) suppress account statements, confirmations, shareholder communications and dividend payments on the Institutions’ Sub-Accounts. It is expressly acknowledged and agreed, however, that to the extent that the Operational Guidelines to any Recordkeeping Agreement or Mutual Funds Account Administration Agreement is amended to contain terms and conditions different from, the terms and conditions set forth in the Operational Guidelines set forth in Exhibit B-3, the Funds shall afford Transfer Agent a reasonable opportunity, not to exceed one week, within which to review such modified Operational Guidelines and indicate any required changes.:

(c) Section 2 of the Agreement is hereby amended by addition the following additional sub-section 2.7 to the end thereof:

2.7 Processing of non-routine and Routine Records Requests. Transfer Agent shall, in a timely manner and pursuant to procedures reviewed and agreed to by the Funds and/or the administrator of the Funds from time to time, (a) process all Routine Records Requests and (b) direct all subpoenas, court orders and/or other requests for information that do not constitute Routine Record Requests to the Funds and the administrator of the Funds for disposition.

(d) The Agreement is hereby amended to make clear that the instructions given in accordance with the Authorization Levels document attached hereto as Exhibit B-5 shall constitute “Proper Instructions” under the Agreement.

2. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof.

3. Due Authorization. Each party hereto represents and warrants that it has full legal authority, and has obtained all requisite approvals necessary, to enter into this Amendment. This Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with the terms hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

By each of the Federated Funds set forth on STATE STREET BANK AND TRUST

Exhibit A to the Agreement COMPANY

By: /s/ Denis McAuley III By: /s/ Joseph L. Hooley

Name: Name: Joseph L. Hooley

Title: Title: Executive Vice President

EXHIBIT B

FORM OF

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement (this “Agreement”) dated as of ____ day of _________, 20_ among ___________________________ a corporation (“Debtor”), _______________________________ (“Secured Party”) and Boston Financial Data Services, Inc., a Massachusetts corporation (the “Transfer Agent”).

WHEREAS, Debtor owns shares in (the “Issuer”), which for internal record keeping are designated as being held in account number ________________ (the “Account”). The shares in the Issuer are uncertificated securities and shares owned from time to time by Debtor in the Issuer are and will be registered in the name of Debtor on the books and records of Issuer maintained with the Transfer Agent.

WHEREAS, Secured Party has entered into a Credit Agreement with Debtor (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, Debtor and the Secured Party have entered into a Security Agreement (as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”), in which inter alia, Debtor has granted to Secured Party a security interest in the shares in the Issuer held from time to time by Debtor (the “Pledged Shares”).

WHEREAS, Secured Party, Debtor and the Transfer Agent, on behalf of the Issuer, are entering into this Agreement to provide for the control of the Pledged Shares and to perfect the security interest of Secured Party in the Pledged Shares owned by Debtor from time to time.

NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. The Pledged Shares. Attached hereto as Exhibit A is the [Confirmation statement][Account statement] dated ___________, 20__ provided to Debtor confirming Debtor’s [purchase/ownership] of the Pledged Shares.

Section 2. No Redemptions. Transfer Agent shall neither accept nor comply with any instructions from Debtor redeeming any Pledged Shares nor deliver any proceeds from any such redemption to Debtor following Confirmation (as hereinafter defined) of receipt of a Notice of Exclusive Control (as hereinafter defined) from Secured Party unless Secured Party shall have withdrawn such notice in writing.

Section 3. Priority of Lien. Transfer Agent consents to the granting of the security interest in the Pledged Shares. Transfer Agent will not agree with any third party that Transfer Agent will comply with instructions concerning the Pledged Shares originated by such third party without the prior written consent of Secured Party and Debtor.

Section 4. Indemnification of the Issuer and Transfer Agent. Debtor hereby agrees that Debtor and its successors and assigns shall at all times indemnify and save harmless Issuer and Transfer Agent from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of Transfer Agent with the terms hereof, except to the extent that such arises from Transfer Agent’s gross negligence, willful misconduct or bad faith, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same. Secured Party hereby agrees that Secured Party and its successors and assigns shall at all times indemnify and save harmless Issuer and Transfer Agent from and against any and all claims, actions and suits of others arising out of the execution by Transfer Agent of any instructions initiated by Secured Party with respect to the Account and/or the Pledged Shares, including any actions taken in response to a Notice of Exclusive Control, except to the extent that such arises from Transfer Agent’s gross negligence, willful misconduct or bad faith, and from and against any and all liabilities, losses, damages, costs, chargers, counsel fees and other expenses of every nature and character arising by reason of the same.

Section 5. Control. Transfer Agent will comply with instructions originated by Secured Party concerning the Pledged Shares without further consent by Debtor. Except as otherwise provided in Section 2 above, Transfer Agent shall redeem the Pledged Shares at the instruction of Debtor, or its authorized representatives, and comply with instructions concerning purchases of additional shares, which will become Pledged Shares, received from Debtor, or its authorized representatives, until such time as Transfer Agent receives from Secured Party (as determined by reference to Section 16 hereof) a written notice in the form of Exhibit B hereto to Transfer Agent which states that Secured Party is exercising exclusive control over the Pledged Shares. Such notice is referred to herein as the “Notice of Exclusive Control.” After Transfer Agent receives a Notice of Exclusive Control (as determined by reference to Section 16 hereof), Transfer Agent will re-register the Pledged Shares in the name of the Secured Party, and will cease complying with all instructions concerning the Pledged Shares originated by Debtor or its representatives, until Transfer Agent shall have received a written notice in the form of Exhibit C hereto, after which Transfer Agent will again register the Pledged Shares in the name of Debtor and may once again comply with all instructions concerning the Pledged Shares originated by Debtor or its representatives.

Section 6. Statements, Confirmations and Notices of Adverse Claims. Transfer Agent will send copies of all monthly statements and daily confirmations concerning the Pledged Shares simultaneously to each of Debtor and Secured Party at the addresses set forth in Section 16 of this Agreement. If any person asserts any lien, encumbrance or adverse claim against any of the Pledged Shares, Transfer Agent will promptly notify Secured Party and Debtor thereof.

Section 7. Responsibility of Transfer Agent. Transfer Agent shall have no responsibility or liability to Secured Party for redeeming Pledged Shares at the instruction of Debtor, or its authorized representatives, or complying with instructions in accordance with Section 5 above concerning the Pledged Shares from Debtor, or its authorized representatives, which are received by Transfer Agent before Transfer Agent issues a Confirmation of a Notice of Exclusive Control. Transfer Agent shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with instructions concerning the Pledged Shares originated by Secured Party. Transfer Agent shall have no duty to investigate or make any determination as to whether the conditions for the issuance of a Notice of Exclusive Control contained in any agreement between Debtor and Secured Party have occurred. Neither this Agreement nor the Security Agreement imposes or creates any obligation or duty of Issuer or Transfer Agent other than those expressly set forth herein.

Section 8. Tax Reporting. All items of income and gain recognized on the Pledged Shares shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Debtor.

Section 9. Customer Application; Jurisdiction. This Agreement supplements the conventional account establishment documents between Transfer Agent or Issuer on the one hand, and Debtor on the other hand (the “Customer Application”). Regardless of any provision in the Customer Application, the Commonwealth of Massachusetts shall be deemed to be Issuer’s jurisdiction for the purposes of this Agreement and the perfection and priority of Secured Party’s security interest in the Pledged Shares.

Section 10. Termination. The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Pledged Shares, are powers coupled with an interest and will neither be affected by the bankruptcy or insolvency of Debtor nor by the lapse of time. The obligations of Transfer Agent under Sections 2, 3, 5 and 6 above shall continue in effect until the security interest of Secured Party in the Pledged Shares has been terminated pursuant to the terms of the Security Agreement and Secured Party has notified Transfer Agent of such termination in writing or all Pledged Shares shall have been redeemed by the Secured Party. Upon receipt of such notice, the obligations of Transfer Agent under Sections 2, 3, 5 and 6 above shall terminate, Secured Party shall have no further right to originate instructions concerning the Pledged Shares and Transfer Agent may take such steps as Debtor may request to vest full ownership and control of the Pledged Shares in Debtor, including, but not limited to, transferring all of the Pledged Shares to Debtor or its designee.

Section 11. This Agreement. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder (including the Customer Application) set forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

Section 12. Amendments. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

Section 13. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 14. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or assigns.

Section 15. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

Section 16. Notices. Except with respect to any Notice of Exclusive Control, each other notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and electronic confirmation of error-free receipt is received or (iii) two days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid. With respect to a Notice of Exclusive Control, the Secured Party shall be required to telephone the Transfer Agent, at the telephone number set forth below, in advance of the delivery of any such Notice of Exclusive Control, which telephone call shall be promptly followed in writing by a Notice of Exclusive Control sent by facsimile to the Transfer Agent at the facsimile number set forth below. Such Notice of Exclusive Control shall not be deemed to have been received by the Transfer Agent or Issuer for any purpose hereunder, including but not limited to Section 5, unless and until the Transfer Agent provides a written confirmation of receipt, specifically acknowledging that the Notice of Exclusive Control has been received and acted upon by the Transfer Agent (hereinafter, a “Confirmation”). In the event that the Secured Party shall not have received such Confirmation within ten minutes following delivery of a Notice of Exclusive Control, Secured Party must telephone the Transfer Agent in order to determine the status of such Confirmation.

Secured Party:

Attention:

Telephone:

Facsimile:

Debtor:

Attention:

Telephone:

Facsimile:

Transfer Agent/Issuer:

Boston Financial Data Services, Inc.
2000 Crown Colony Drive
Quincy, MA 02169
Attention: Chris Garnett
Telephone:
Facsimile:

Any party may change its address for notices in the manner set forth above.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile), all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 18. Choice of Law. The validity, terms, performance and enforcement of this Agreement shall be governed by the laws of the [State/Commonwealth] of [Issuer’s jurisdiction of incorporation].

Section 19. Representations by Transfer Agent. The Transfer Agent hereby represents and warrants to the Secured Party that (a) it is duly authorized to execute and deliver this Agreement on behalf of the Issuer and (b) this Agreement shall constitute the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

__________________________ as Secured Party

By:
Duly Authorized Signatory

__________________________, as Debtor

By:

Title:

Boston Financial Data Services, Inc, as Transfer Agent

By:

Title:

Exhibit A

Confirmation/Account Statement

Exhibit B

Form of Notice of Exclusive Control

____________________, 20_

Boston Financial Data Services, Inc.
2000 Crown Colony Drive
Quincy, MA 02169
Attention: Chris Garnett

Ladies and Gentlemen:

Reference is made to the Uncertificated Securities Control Agreement, dated as of ________________, 20__ (the “Control Agreement”), among ___________________________ (“Debtor”), _________________________, as Secured Party (the “Secured Party”), Boston Financial Data Services, Inc. (“Transfer Agent”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Control Agreement.

Confirming our telephone conversation of a few minutes ago and pursuant to the terms of the Control Agreement, Transfer Agent is hereby directed to accept instructions or otherwise take or refrain from taking action with respect to the Pledged Shares only as directed by the Secured Party unless and until a Revocation Notice has been delivered to Transfer Agent by the Secured Party. The Secured Party hereby directs Transfer Agent to cease complying with any instructions concerning the Pledged Shares originated by Debtor or its representatives.

Very truly yours,

___________________________, as Secured Party

By:

Name:

Title:

Exhibit C

Form of Revocation Letter

____________________, 20_

Boston Financial Data Services, Inc.
2000 Crown Colony Drive
Quincy, MA 02169
Attention: Chris Garnett

Ladies and Gentlemen:

Reference is made to the Uncertificated Securities Control Agreement, dated as of ________________, 20__ (the “Control Agreement”), among ___________________________ (“Debtor”), _________________________, as Secured Party (the “Secured Party”), Boston Financial Data Services, Inc. (“Transfer Agent”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Control Agreement.

Please be advised that the Notice of Exclusive Control dated ________________, 20__ is hereby revoked and that Transfer Agent may once again comply, subject to the terms and conditions of the Control Agreement, with instructions concerning the Pledged Shares originated by Debtor or its representatives unless and until Transfer Agent receives a Notice of Exclusive Control dated after the date hereof from the Secured Party.

Very truly yours,

___________________________, as Secured Party

By:

Name:

Title:

EXHIBIT B-1

(Federated’s form of Recordkeeping Agreement)

EXHIBIT B-2

(Federated’s Form of Mutual Funds Account Administration Agreement)

EXHIBIT B-3

(Federated Operational Guidelines for Recordkeeping Agreement)

EXHIBIT B-4

(Federated’s Non-Omnibus Amendment to Mutual Funds Account Administration Agreement)

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (the “Amendment”), made as of the 1st day of January 2008 amends that certain Transfer Agency and service Agreement, date as of July 1, 2004 (the “Agreement”) by and between each of the entities listed on the signature pages to the Agreement (the “Funds”) and State Street Bank and Trust Company (the “Transfer Agent”). Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

RECITALS

WHEREAS, the Funds and the Transfer Agent are parties to the Agreement under and pursuant to which Transfer Agent has agreed to perform services as transfer agent, divided disbursing agent and agent in connection with certain other activities of the Funds; and

WHEREAS, the Funds and the Transfer Agent wish to amend the Agreement to extend the initial term and to reflect certain fee reductions and other changes.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1.	Amendments to the Agreement: The Agreement is hereby amended as follows:

(a) COLA is waived for the redefined Initial Term, therefore Section 3.5 of the Agreement is hereby amended by deleting the first phrase of the first sentence and replacing it with the words “During the initial term”. The second sentence is amended by deleting the first phrase and replacing it with the words “Following the initial term”.

(b) The Initial Term of the Agreement is extended three (3) years, therefore Section 12.1 of the Agreement is hereby amended by deleting “five (5)” in the first sentence and replacing with “eight (8)”.

(c) Schedule 3.1 (Fees) is hereby amended by (i) deleting the first footnote in its entirety and replacing it with the revised footnote below; (ii) deleting the Telephone Servicing section in its entirety and replacing it with the revised fees below; and (iii) deleting the third footnote:

“1 The “Per CUSIP Fee” shall be waived (i) for the first six (6) months from CUSIP implementation, unless such implementation is a result of a conversion or merger and (ii) once a closed CUSIP’s tax reporting requirements have been satisfied.”

“Telephone Servicing Complex Base Fees2

Years 1-3	$2,700,000/year
Year 4
July 1, 2007 -December 31, 2007	$1,350,000

January 1, 2008 - June 30, 2008	$ 801,098
Year 5
July 1, 2008-December 31, 2008	$ 801,097
January 1, 2009 -June 30, 2009	$ 801,097
Year 6
July 1, 2009 - December 31, 2009	$ 471,756
January 1, 2010 - June 30, 2010	$ 471,756
Year 7
July 1, 2010 - December 31, 2010	$ 471,756
January 1, 2011 - June 30, 2011	$ 471,756
Year 8
July 1, 2011 - December 31, 2011	$ 471,756
January 1, 2012 - June 30, 2012	$ 471,756

2. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof.

3. Due Authorization. Each party hereto represents and warrants that it has full legal authority, and has obtained all requisite approvals necessary, to enter into this Amendment. This Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with the terms hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

By each of the Federated Funds set forth on	STATE STREET BANK AND TRUST
Exhibit A to the Agreement	COMPANY

By: /s/ John W. McGonigle	By: /s/ Joseph L. Hooley
Name: John W. McGonigle	Joseph L. Hooley, Vice Chairman
Title: Executive Vice President and Secretary

Federated

World-Class Investment Manager

August 18, 2008

State Street Bank and Trust Company

c/o Boston Financial Data Services, Inc.

2 Heritage Drive

North Quincy, Massachusetts 02171-2119

Attn: Sharon L. James, General Counsel

Re: Processing Instructions

Each of the Federated Funds listed on the Schedule A (the “Fund”) to the Transfer Agency and Services Agreement, dated July 1, 2004, as amended, (the “Agreement”) hereby authorizes and instructs State Street Bank and Trust Company, and its service company, Boston Financial Data Services, Inc., (collectively the “Transfer Agent”), to perform the following duties with relation to the Fund’s lost shareholder service provider, Keane, Inc. (“Keane”):

The Transfer Agent will generate a report of the Fund’s shareholder accounts that, based upon certain criteria, have been coded as Stop Mail (the “Stop Mail Report”) and provide it to Keane.

Keane may provide the Transfer Agent with address updates to the accounts on the Stop Mail Report. These updates will be of a typographical nature only, and will not contain updates to shareholder names, or to any information that the Transfer Agent deems to constitute a change in the account ownership. Based on these updates, the Transfer Agent may modify the shareholder account information.

The Transfer Agent will mail standard lost shareholder correspondence to the shareholder(s) based on the updated address information provided by Keane.

Keane may inform the Transfer Agent of accounts which Keane has placed under contract between themselves and a shareholder. The Transfer Agent will update those same accounts with such information. The Transfer Agent will be under obligation to Keane for maintaining a stop of such account, nor will the Transfer Agent be responsible for any assets removed from such account.

The Transfer Agent may communicate directly with Keane to answer questions concerning the accounts on the Stop Mail Report.

The Fund will facilitate access for the Transfer Agent to the Keane portal. Such access may be used to obtain updated information on the accounts on the Stop Mail Report.

In consideration of honoring the Fund’s instruction above, State Street, its agents and subcontractors shall be entitled to the indemnification protections afforded under the Agreement.

SIGNATURES ON FOLLOWING PAGE

SIGNATURE PAGE

ON BEHALF OF EACH OF THE FEDERATED FUNDS

SET FORTH ON EXHIBIT A TO THE AGREEMENT

BY: /s/ John W. McGonigle

NAME: John W. McGonigle

TITLE: Executive Vice President & Secretary

ACKNOWLEDGED:

STATE STREET BANK AND TRUST COMPANY

BY: /s/ Joseph C. Antonellis

NAME: Joseph C. Antonellis

TITLE: Chairman

AMENDMENT

To the Transfer Agency and Service Agreement

Between

Each of the Federated Funds

And

State Street Bank and Trust Company

This Amendment is made as of this 3rd day of November, 2008. State Street Bank and Trust Company (the “Transfer Agent”) and Each of the Federated Funds as listed on Schedule A (collectively the “Fund”) to the Transfer Agent and Service Agreement dated July 1, 2004, as amended, (the “Agreement”) desire to amend the Agreement as set forth herein.

NOW THEREFORE, in accordance with Section 15.1 (Amendment) of the Agreement, the parties agree as follows:

1.	The following Section is hereby added to the Agreement and made a part thereof:

WHEREAS, Federated Investors Trust Company, a Pennsylvania trust company is custodian for the collective investment funds listed on Schedule A and identified as such (each a “Collective Trust” or collectively “Collective Trusts”), and with respect to such Collective Trusts, the Fund desires to incorporate the collective trusts as part of this Agreement and therefore:

2.	Section 5. Representations and Warranties of the Fund. Section 5 is hereby amended to add the following:

5.7 with respect to the Collective Trusts, these Funds were each formed by declaration of trust filed with the Pennsylvania Department of Banking.

3.	Section 2.2(i). The following Section is hereby added to the Agreement and made a part thereof:

Collective Trust Services. Perform the services set forth on Schedule 2.2(i) hereto, as the same may be amended by mutual agreement of the parties hereto from time to time, in connection with Collective Trusts.

4.	Schedule 2.2(i). The following Schedule 2.2(i) attached hereto, is hereby added to the Agreement and made a part thereof.

5.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

SIGNATURES ON FOLLOWING PAGE

AMENDMENT

SIGNATURE PAGE

6.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

BY EACH OF THE FEDERATED FUNDS STATE STREET BANK AND TRUST

SET FORTH ON SCHEDULE A COMPANY

By: /s/ John W. McGonigle By: Joseph C. Antonellis

Name: John W. McGonigle Name: Joseph C. Antonellis

Title: Executive Vice President Title: Vice Chairman

Acknowledged by (with respect to the

Collective Trusts)

FEDERATED INVESTORS TRUST

COMPANY

By: /s/ Denis McAuley III

Name: Denis McAuley III

Title: President

SCHEDULE 2.2(i)

COLLECTIVE TRUST SERVICES

Function	Responsibility
I. Client Support Services
Fee Processing/Admin/Automated/Collective Investment Fund Admin Services Fee	Boston Financial
New Client Initiation	Federated & FITC
Portfolio Cash Reporting/Fund Trader Liaison	Shared
Support Same Day Cash Management (trade reporting, wire match, money movement and portfolio view)	Boston Financial
New Account Report Boston Financial generates the report; Federated reviews the report	Shared & FITC
Account Balance Report for Collective Investment Funds Boston Financial generates the report; Federated reviews the report	Shared & FITC
II. Risk Management
Complaint Management	Federated & FITC
III. Business Planning – Core Recordkeeping
Product Development Liaison	Shared & FITC
IV. Business Planning – Compensation/Comfee
Joint Participation in Product Offerings with Product Development	Shared & FITC
V. Business Planning – Business Integration
DST Project Management for Large Scale Conversions (ARK, Kaufmann)	Shared & FITC
Fund Mergers	Shared & FITC
Sub to Single Conversions on DST	Shared & FITC
Introduction of Major DST Enhancements ( Short Term Trader)	Shared & FITC
Management of Cash Product Projects/Risks	Shared & FITC
VI. Centralized Resources
Disaster Recovery – Pittsburgh Tower	Federated & FITC
VII. Contract/Fund Expense Administration/Commission and Trailing Fees
Administrative Services Fee Payment	Federated
VIII. Investor Communications
Complex/Sensitive Letter Writing	Federated & FITC
IX. Media
Proxy	Federated & FITC

SCHEDULE 2.2(i)

COLLECTIVE TRUST SERVICES

(continued)

Function	Source of Inquiry
	Telephone Call	Incoming Mail/Fax
I. Collective Investment Funds
Redemption Monitoring		FITC
12 Month Redemption Monitoring		Federated & FITC
NSCC Large Withdrawal Monitoring		Shared & FITC
Capital Preservation Fund Fee Agreements		Federated
Fund Specific Product Information (Portfolio/Performance)	Federated & FITC	Federated & FITC
Account Information	Shared & FITC	Shared & FITC
Fund Performance/Client Complaint Correspondence	Federated & FITC	Federated & FITC
Non Financial Processing (Maintenance)	Federated	Federated
Callouts (receiver will coordinate resolution)	Federated & FITC	Federated & FITC
Client Research (receiver will coordinate resolution)	Federated & FITC	Federated & FITC
Federated Product Liaison (Int Sales, Product Development, etc.)	Federated & FITC	Federated & FITC
Customer Care/www.federatedinvestors.com	Federated & FITC	Federated & FITC
Wholesaler Support	FITC	FITC
Federated Foundation Product 401K	Federated & FITC	Federated & FITC
Financial Planner Support	Federated & FITC	Federated & FITC
TPA Support	Federated & FITC	Federated & FITC
TPA Trading	Boston Financial	Boston Financial
401k ACT Relationship	Federated & FITC	Federated & FITC
401K ACT Trading	Boston Financial	Boston Financial

BY EACH OF THE FEDERATED FUNDS STATE STREET BANK AND TRUST

SET FORTH ON SCHEDULE A COMPANY

By: /s/ John W. McGonigle By: Joseph C. Antonellis

Name: John W. McGonigle Name: Joseph C. Antonellis

Title: Executive Vice President Title: Vice Chairman

Acknowledged by (with respect to the

Collective Trusts)

FEDERATED INVESTORS TRUST

COMPANY

By: /s/ Denis McAuley III

Name: Denis McAuley III

Title: President

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (the “Amendment”), made as of the 1st day of January, 2012 amends that certain Transfer Agency and Service Agreement, dated as of July 1, 2004, as previously amended (the “Agreement”) by and between each of the Federated Funds listed on Exhibit A of the Agreement (the “Funds”) and State Street Bank and Trust Company (the “Transfer Agent”). Capitalized terms used, but not otherwise define herein, shall have the meanings ascribed thereto in the Agreement.

RECITALS

WHEREAS, the Funds and the Transfer Agent are parties to the Agreement under and pursuant to which the Transfer Agent has agreed to perform services as transfer agent, dividend disbursing agent and agent in connection with certain other activities of the Funds; and

WHEREAS, the Funds and the Transfer Agent wish to amend the Agreement to reflect a new five (5) year term and an updated schedule of fees and charges.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1. Section 3.5 (Cost of Living Adjustment). During the new five year term described in this Amendment, Section 3.5 of the Agreement shall not apply.

2. Section 12.1. (Term. The Agreement is hereby renewed and shall continue in effect for a new five (5) year term from January 1, 2012 through December 31, 2016 (the “Renewal Term”).

3. Schedule 3.1 (Fees). Schedule 3.1 to the Agreement is hereby deleted in its entirety and replaced with a new Schedule 3.1 dated January 1, 2012 through December 31, 2016, which is attached hereto.

4. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

5. Each party hereto represents and warrants that it has full authority, and has obtained all requisite approvals necessary , to enter into this Amendment. This Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with the terms hereof.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and half by its duly authorized representative as of the date first above written.

EACH OF THE FEDERATED FUNDS STATE STREET BANK AND TRUST

LISTED ON EXHIBIT A COMPANY

By: /s/ John W. McGonigle By: /s/ Michael Rogers

Name: John W. McGonigle Michael Rogers

Title: Vice President Executive Vice President

SCHEDULE 3.1

FEES

Effective January 1, 2012 through December 31, 2016

Under and pursuant to the provisions of Section 3.1 of the Agreement, the parties agree that the Fees for the services to be provided under the Agreement shall be as follows:

Fee Type Annual Fee

Complex Base Fee $5,500,000

Annual Account Service Fee

Direct Accounts $7.00 Per Account

Matrix Level III Accounts $3.10 Per Account

Basis Point Fees*

*confirm use of Average Assets for each billing period

Money Market/Institutional Funds

$1.000 < $200 billion .0500 basis points

$200 billion < $300 billion .0450 basis points

$300 billion or greater .0400 basis points

Non-Money Market/Non-Institutional Funds

$1.00 < $35 billion .8250 basis points

$35 billion < $70 billion .7750 basis points

$70 billion < $100 billion .7250 basis points

$100 billion or greater .6500 basis points

Activity Fees

Correspondence $5.25/letter

Manual transaction fee $2.62/transaction

Research $3.67/source

Limitation on Liability: In accordance with the provisions of Section 9.2 of the Agreement, the parties hereto agree that there shall be no limitation on the liability of the Transfer Agent under the Agreement.

1 Calculation excludes all rejected trader (e.g. trades rejected out of NSCC, Edge, TA2000, etc.)

2 The Transfer Agent uses best efforts to Quality Review 100% of AWD financial transaction Same Day.

3 NQR reports its measurement for each Service Level as a percentage and also reports a “precision variable” for the percentage measurement. The Transfer Agent shall be deemed to have met a Service Level if the measurement that NQR reports for that Service Level varies from BFDS NQR Target by nor more than the NQR reported precision variable for such period.

4 “Hot” adjustment items include price-sensitive adjustments, large dollar items, or items otherwise deemed non routine in nature.

5 Retail, IRA and Broker-Dealer process within 3 days.

6 The Transfer Agent Quality Reviews a sample a percentage (consistent with what has been done for the Fund historically of not less than 30-40%) of AWD non-financial transactions.

[7] With respect to returned telephone calls, the Transfer Agent agrees to use its best efforts to return transaction related calls within 30 minutes and non-transaction related calls within two hours.

[8] General inquiry items include items not transactional in nature or not otherwise deemed sensitive (e.g. recurring service problems on a customer account, etc.) such as Verifications of Deposit, general informational requests on transaction requirements or historical data, etc.

[9] The parties will meet weekly to discuss any performance issues.

[10] With respect to the redirecting of fax/mail items to the Fund for processing, the Transfer Agent shall use its best efforts to redirect such items within one hour of receipt..

[11] For same day turnaround, request/item must be received by the Transfer Agent by 3:00 pm. If necessary, specific items received after 3:00 pm may occur same day if communicated by the Funds as “Hot”. Completion of all others is expected on the following business day.

[12] Currently these functions are handled at Federated.

[13] Same day turn around is expected for items reflected on the day the Compensation Prep is scheduled to run.

[14] Dependent upon system availability.

[15] Expected to include negative dealer statements, zero balance statements and invalid dealer statements. In addition, mutilated checks/statements are expected to be returned via overnight mail on day of receipt.

[16] Dependent upon system availability. This request process should be replaced by the standard Transfer Agent process of scheduling job production ahead of time.

1 The Per CUSIP Fee shall be waived for the first six (6) moths of the Initial Term (as defined in the Agreement) with respect to all new CUSIPs. See Amd. dated 10/10/05

2 For up to 62,250 calls per month.

3 This amount shall be fixed for the first two years of the Initial Term (as defined in the Agreement), but may thereafter be changed by mutual written agreement of the parties to the Agreement.